EXHIBIT 10.1
WAREHOUSE LEASE AGREEMENT
This Warehouse Lease Agreement (this “Lease”) is entered into by Platypus Development LLC, a Delaware limited liability company (“Landlord”) and GTAT Corporation, a Delaware corporation (“Tenant”), effective as of December 15, 2014 (the “Effective Date”). Any capitalized terms used in this Lease shall have the meanings assigned to them in the Glossary attached as Exhibit A, or if not defined in Exhibit A, those assigned to them in the Amended Settlement Agreement (as hereinafter defined).
Background
Landlord and Tenant are entering into this Lease pursuant to the terms of the Amended and Restated Adequate Protection and Settlement Agreement made and entered as of December 15, 2014, by and among (a) Apple Inc., a California corporation, (b) Landlord, (c) Tenant, and (d) the affiliates of Tenant that are signatories thereto (as amended or restated from time to time, the “Amended Settlement Agreement”).
Agreement
In consideration of the mutual covenants and agreements contained in this Lease, the receipt and sufficiency of which is acknowledged, Landlord and Tenant agree as follows:
ARTICLE 1
LEASE OF PREMISES AND LEASE TERM
1.1    Premises. Landlord leases to Tenant and Tenant leases from Landlord, all of Landlord’s right, title and interest in and to approximately 500,000 square feet of contiguous space that is depicted on Exhibit B (the “Initial Premises”) in the building located at 3740 South Signal Butte Road, Mesa, Arizona (the “Building”). The land on which the Building is located is set forth on Exhibit C (the “Land”). At any time on or after the date that is six (6) months after the Commencement Date, Landlord may reduce the Initial Premises by up to approximately 150,000 square feet as reasonably determined by Landlord in its sole discretion (the “Reduced Premises”), provided that (1) the Reduced Premises is comprised of contiguous space within the Initial Premises, and (2) at all times during the Term, the Premises shall include exterior access and a loading dock sufficient to allow Tenant to remove Furnaces from the Building. If Landlord elects to reduce the Initial Premises pursuant to this Section 1.1, then Landlord shall provide Tenant with reasonable advance notice of the location of the Reduced Premises so as to afford Tenant reasonably sufficient time to vacate from the portion of the Initial Premises that will not be included in the Reduced Premises. The Initial Premises and Reduced Premises shall be collectively referred to herein as the “Premises.” The Premises are leased to Tenant, along with (i) the exclusive right to use 142 parking spaces shown on Exhibit B, and (ii) the non-exclusive right to use the roadways, driveways, entrances, exits depicted on Exhibit B. Landlord will provide Tenant with space adjacent to the Premises that is reasonably acceptable to Landlord and Tenant, in which Tenant may maintain a construction trailer. The Land and the Building are depicted on Exhibit C-1, but any reference to square footage or dimensions do not constitute a representation, covenant or warranty of any kind by Landlord. Tenant hereby agrees that: (a) it has read, and (b) this Lease is subject to the following agreements: (i) Basin Array Access Agreement, (ii) Reliability Center Access Agreement, and (iii) the Access Agreement (collectively, the “Access Agreements”).
1.2    Acceptance. Tenant shall accept the Premises AS-IS, WHERE IS and WITH ALL FAULTS, and without representation or warranty by Landlord as to the condition, use or occupancy which may be made thereof; provided, however, that the foregoing shall not release Landlord from any of its express obligations under this Lease. Tenant acknowledges that: (a) it has been advised by Landlord to satisfy itself with respect to the condition of the Premises (including, without limitation, all structural components of the Building and the Building Systems located therein, and the security and environmental aspects thereof) and the present and future suitability of the Premises for the Permitted Use; (b) Tenant has made such inspection and investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to Tenant’s use and occupancy of the Premises; and (c) neither Landlord nor any of Landlord’s Agents has made any oral or written representations or warranties with respect to the condition, suitability or fitness of the Premises other than as specifically set forth in this Lease. Further, Tenant expressly disclaims any implied warranty that the Premises are suited for the Permitted Use. Prior to the Commencement Date, Landlord shall construct one or more demising walls (the “Demising Walls”) to demise the Premises from the balance of the Building, the design and construction of which shall be determined by Landlord in its sole and absolute discretion. If Landlord elects to reduce the Premises to the Reduced Premises, then Landlord may, in its sole and absolute discretion, elect to construct additional Demising Walls, or install a fence, to demise the Premises from the balance of the Building. Within thirty (30) days after receipt of an invoice with reasonable supporting documentation, Tenant shall reimburse Landlord for fifty percent (50%) of all reasonable, third party, out-of-pocket hard and soft costs and expenses incurred by Landlord in connection with designing and constructing the Demising Walls or installing a fence to demise the Premises in an amount not to exceed Two Hundred Thousand Dollars ($200,000) (the “Demising Walls Reimbursement Obligation”). Tenant’s Demising Walls Reimbursement Obligation shall be deemed to be Additional Rent. Tenant shall use less than the entire square footage of the Premises if Tenant determines in its reasonable judgment than only such lesser amount of space is necessary for its Permitted Use.
1.3    Commencement and Expiration of Term. This Lease shall be in full force and effect from the Effective Date. The term of the Lease (“Term”) shall commence on the Commencement Date and shall end on the Expiration Date, unless earlier terminated in accordance with the terms of this Lease. Tenant may terminate the Term with respect to the entire Premises at any time by providing Landlord with at least ten (10) days’ prior written notice, and effective as of the termination date specified by Tenant, the Term shall end as if such termination date was the Expiration Date of the Term.
1.4    Movement of Furnaces. On or prior to the Commencement Date, at Tenant’s sole cost and expense, Tenant shall disassemble, pack and move all ASF Furnaces located in any other portion of the Building into the Premises.
1.5    No Right of Access. In no event will Tenant be permitted to access any part of the Building other than the Premises; provided that, so long as Tenant is leasing the entire Premises comprising 504,700 square feet shown on Exhibit B, Tenant will have the right to move personnel and the Mesa Equipment between the two units comprising the Premises through the area specified on Exhibit B.
ARTICLE 2
RENTAL AND OTHER PAYMENTS
2.1    Base Rent. Tenant will pay Base Rent to Landlord each Lease Year in the amount of One Hundred Dollars ($100.00), in advance, without demand, deduction or offset commencing on the Commencement Date and thereafter on the first (1st) day of each Lease Year during the Term. Tenant shall make all Base Rent payments to the Rent Payment Address or at such other address as Landlord may from time to time designate in writing, or, alternatively at Landlord’s election, via electronic funds transfer as directed by Landlord. Tenant shall make all Base Rent payments without Landlord’s previous demand, invoice or notice for payment. The term “Lease Year” means: (a) for the first Lease Year, the period commencing on the Commencement Date and ending on the last day of the twelfth (12th) full calendar month following the Commencement Date; and (b) thereafter, each period of twelve (12) consecutive months.
2.2    Rent Tax. Landlord shall pay all Rent Tax due in connection with this Lease or the payment of Rent hereunder.
2.3    Additional Rent. Notwithstanding any provision of this Lease, Tenant shall have no obligation to pay any additional rent or other costs or expenses associated with the Premises, other than: (1) amounts for which Tenant is responsible under Section 3.2, and (2) the cost of the insurance that Tenant is required to maintain under Section 10.1. Tenant shall make all payments of Additional Rent without demand, deduction or offset except as expressly provided in this Lease. Tenant shall pay all Additional Rent described in this Lease that is not payable with Base Rent within fifteen (15) Business Days after receiving Landlord’s invoice for such Additional Rent. Tenant shall make all Additional Rent payments to the same location and, except as described in the previous sentence, in the same manner as Tenant’s Base Rent payments. Notwithstanding anything to the contrary contained herein, nothing in this Section 2.3 shall relieve Tenant from any of its obligations under this Lease, including, without limitation, Tenant’s obligations to surrender the Premises as set forth in Section 17.1.
2.4    Late Payments. If either Landlord or Tenant does not pay any amount due from such party under this Lease within ten (10) Business Days after notice from the other party that the payment is past due, then the defaulting party shall pay to the other party interest on the delinquent payment calculated at the Default Rate from the date when the payment is due through the date the payment is made.
2.5    Independent Obligations. Tenant’s covenant and obligation to pay Rent is independent from any of Landlord’s covenants, obligations, warranties or representations in this Lease.
ARTICLE 3
PROPERTY TAXES
3.1    Payment of Taxes by Landlord Except to the extent payable by Tenant pursuant to Section 3.2, Landlord shall pay, prior to delinquency, all Property Taxes for the Premises.
3.2    Payment of Taxes by Tenant. Tenant shall pay, prior to delinquency: (a) all taxes, charges, license fees and or similar fees imposed by reason of the use of the Premises by Tenant, including all applicable sales tax; and (b) all taxes charged against Tenant’s trade fixtures and other personal property (including without limitation the Furnaces and other Tenant’s Property) and all governmental charges or fees charged or imposed for its particular use of the Premises. If any of Tenant’s trade fixtures and other personal property is taxed with the Premises, Tenant shall pay the taxes attributable to Tenant’s trade fixtures and other personal property to the taxing authority.
ARTICLE 4
USE AND OCCUPANCY
4.1    Permitted Use. The Premises may be used solely for the purpose of storing, mothballing, decommissioning, selling, and shipping the Mesa Equipment and no other purpose.
4.2    Compliance with Law and Covenants or Restrictions of Record. Tenant and Tenant’s Agents shall, at Tenant’s expense, faithfully observe and comply with: (a) all applicable Laws pertaining to Tenant’s use of the Premises and Tenant’s obligations under this Lease; and (b) all Private Restrictions pertaining to the Premises or Tenant’s use of the Premises; provided that, Tenant’s obligations under this Lease shall not be materially increased, nor shall Tenant’s rights under this Lease be materially diminished, as a result of the Private Restrictions. Tenant will be responsible for obtaining and maintaining all permits required for any of its operations at the Premises.
4.3    Nuisance or Waste. Tenant will not suffer or permit on the Premises any nuisance. Tenant will not permit or commit any waste of the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not overload the floor or structure of the Premises or subject the Premises to use that would damage the Premises. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise, or vibrations to emanate from the Premises, or take any other action that would unreasonably endanger Landlord or the Premises. Outside storage, including without limitation, storage of trucks and other vehicles, is prohibited without Landlord’s prior written consent. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant’s or Landlord’s insurance. If any increase in the cost of any insurance on the Premises is caused by Tenant’s use or occupation of the Premises, or because Tenant vacates the Premises, then Tenant shall pay the amount of such increase to Landlord.

4.4    Signs. Tenant will not place or permit to be placed in, upon, or about the Premises, the Building or the Land any exterior lights, decorations, flags, pennants, banners, advertisements or notices, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior the Premises without obtaining Landlord’s prior written consent, which Landlord may grant or withhold in Landlord’s sole discretion. Any signage shall comply with all applicable Laws.
4.5    OFAC Certification. Each party certifies that it is not: (a) acting directly or indirectly for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department, through its Office of Foreign Assets Control ("OFAC") or otherwise, as a terrorist, "Specially Designated Nation," "Blocked Person," or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule or regulation that is enforced or administered by OFAC or another department of the United States government; and (b)  engaged in this transaction (directly or indirectly) on behalf of, or instigating or facilitating this transaction (directly or indirectly) on behalf of, any such person, group, entity or nation. Landlord and Tenant each shall, to the fullest extent allowable under applicable Laws, indemnify, defend, and hold harmless the other party from and against any Claims in any manner related to or arising out of any breach of this certification.
4.6    Anti-Money Laundering Laws. Tenant has reviewed and understands Landlord’s policies with respect to ethical business conduct and agrees to fully comply with all such policies. Tenant will comply with all applicable Laws and regulations enacted to combat bribery and corruption, including the United States Foreign Corrupt Practices Act, the principles of the OECD Convention on Combating Bribery of Foreign Public Officials and any corresponding Laws of all countries where business or services will be conducted or performed pursuant to this Lease (collectively, the “Anti-Corruption Laws”). Tenant and, to the best of Tenant’s knowledge, its subsidiaries and affiliates, have conducted their businesses in compliance with the Anti-Corruption Laws. Tenant will not knowingly in violation of Law or any Landlord policy of which Tenant has been notified, directly or indirectly pay, offer, promise, or give anything of value (including any amounts paid or credited by Landlord to Tenant) to any person or party, to influence any act or decision by such person or party for the purpose of obtaining, retaining, or directing business to Landlord.
4.7    Foreign Trade Zone. Each of Landlord and Tenant shall reasonably cooperate with the other to (a) minimize the adverse tax impact, if any, of the termination of the Foreign Trade Zone or Subzone applicable to the Premises, and (b) avoid such termination, provided that such cooperation shall not require Tenant to incur any material cost or expenditure, or assume any obligation or liability.
4.8    Maintenance and Insurance of ASF Furnaces. At all times during the Term, Tenant shall maintain the ASF Furnaces in condition suitable for resale. Tenant shall maintain property and casualty insurance on all ASF Furnaces at not less than replacement value, naming Landlord as additional loss payee under all applicable property and insurance policies, and otherwise in compliance with all requirements set forth in Section 10.1 hereof.
ARTICLE 5
HAZARDOUS MATERIALS
5.1    Hazardous Materials Disclosure Certificate. Prior to the Commencement Date, Tenant shall complete, execute, and deliver to Landlord a Hazardous Materials Disclosure Certificate in the form attached as Exhibit D (“Initial Disclosure Certificate”). Tenant covenants, represents and warrants to Landlord that the information on the Initial Disclosure Certificate is true and correct in all material respects and accurately describes, in all material respects, the Hazardous Materials which will be treated, used or stored on or about the Premises by Tenant or Tenant’s Agents. Tenant shall, on each anniversary of the Commencement Date, execute and deliver to Landlord an updated Disclosure Certificate (each, an “Updated Disclosure Certificate”) in the form of Exhibit D or in such updated format as Landlord may require.

5.2    Definitions. The term “Hazardous Materials” shall mean and include any substance that is or contains: (a) any “hazardous substance” as now or hereafter defined in § 101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”) (42 U.S.C. § 9601 et seq.) or any regulations promulgated under CERCLA; (b) any “hazardous waste” as now or hereafter defined in the Resource Conservation and Recovery Act, as amended (“RCRA”) (42 U.S.C. § 6901 et seq.) or any regulations promulgated under RCRA; (c) any substance now or hereafter regulated by the Toxic Substances Control Act, as amended (“TSCA”) (15 U.S.C. § 2601 et seq.) or any regulations promulgated under TSCA; (d) petroleum, petroleum by-products, gasoline, diesel fuel, or other petroleum hydrocarbons; (e) asbestos and asbestos-containing material, in any form, whether friable or non-friable; (f) polychlorinated biphenyls; (g) lead and lead-containing materials; or (h) any additional substance, material or waste: (i) the presence of which on or about the Premises requires reporting, investigation or remediation under any Environmental Laws; (ii) which causes or threatens to cause a nuisance on the Premises or any adjacent area or property or poses or threatens to pose a hazard to the health or safety of persons on the Premises or any adjacent area or property; (iii) which, if it emanated or migrated from the Premises, could constitute a trespass, or (iv) which is now or is later classified or considered to be hazardous or toxic under any Environmental Laws. As used in this Lease, the term “Environmental Laws” shall mean and include: (A) CERCLA, RCRA and TSCA; and (B) any other federal, state or local laws, ordinances, statutes, codes, rules, regulations, orders or decrees now or later in effect relating to (1) pollution, (2) the protection or regulation of human health, natural resources or the environment, (3) the treatment, storage or disposal of Hazardous Materials, or (4) the emission, discharge, release or threatened release of Hazardous Materials into the environment.
5.3    Environmental Covenants. During its use and occupancy of the Premises, Tenant will: (a) not release, discharge or dispose of any Hazardous Materials on, in, at, under, or emanating from, the Premises in violation of any Environmental Law; (b) not permit Hazardous Materials to be present on or about the Premises except: (i) in a manner and quantity necessary for the conduct of the Permitted Use (but any Hazardous Materials in excess of de minimis quantities may only be present on the Premises if approved by Landlord, which approval shall not be unreasonably withheld), and (ii) to the extent of Migratory Releases; (c) comply with all Environmental Laws relating to its use of Hazardous Materials on or about the Premises and not engage in or permit others to engage in any activity (other than a Migratory Release) at the Premises in violation of any Environmental Laws; and (d) upon obtaining knowledge thereof, immediately notify Landlord of: (i) any inquiry, test, investigation or enforcement proceeding by any Governmental Authority against Tenant, Landlord as the owner of the Premises, or the Premises or Land relating to any Hazardous Materials or under any Environmental Laws; or (ii) the occurrence of any event or existence of any condition that would cause a breach of any of the covenants set forth in this Article 5. The term “Migratory Release” means a release of Hazardous Materials on, in or under the Premises caused by the migration or leaching of Hazardous Materials from an area outside of the Premises that is not caused or exacerbated by an act or omission of Tenant. Without limitation of the foregoing, Tenant acknowledges the Premises are subject to, and Tenant will comply with, that certain Declaration of Covenants, Conditions and Restrictions Relating to Environment Matters, by General Motors Corporation, as Declarant, recorded as 2006-1695605.
5.4    Remediation. If Tenant’s use of Hazardous Materials on or about the Premises results in a release, discharge or disposal of Hazardous Materials on, in, at, under, or emanating from, the Premises in violation of any Environmental Law, Tenant agrees to investigate, clean up, remove or remediate such Hazardous Materials in full compliance with the requirements of: (a) all Environmental Laws; and (b) any Governmental Authority responsible for the enforcement of any Environmental Laws.
5.5    Right of Entry and Inspection by Landlord. Subject to the terms of Section 9.6, Landlord will have the right, but not the obligation, to inspect the Premises and surrounding areas for the purpose of determining whether there exists on or about the Premises any Hazardous Material or other condition or activity that is in violation of the requirements of this Lease or of any Environmental Laws. Such inspections may include, but are not limited to, entering the Premises or adjacent property with drill rigs or other machinery for the purpose of obtaining laboratory samples. There shall be no limit on the number of Landlord’s inspections for such purpose during the Term of this Lease. If such inspections reveal the presence of any Hazardous Materials or other condition or activity in violation of the requirements of this Lease, Tenant shall reimburse Landlord for the cost of such inspections within ten (10) days of receipt of a written statement therefor. Tenant will supply to Landlord such historical and operational information regarding the Premises and surrounding areas as may be reasonably requested to facilitate any such inspection and will make available for meetings appropriate personnel having knowledge of such matters. This Section 5.5 shall not create a duty on Landlord’s part to inspect the Premises, or liability on the part of Landlord for Tenant’s use, storage, treatment or disposal of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection with the same. Landlord shall have the right, but not the obligation, subsequent to an Event of Default, without in any way limiting Landlord’s other rights and remedies under this Lease, to: (a) enter upon the Premises, or to take such other actions as it deems necessary or advisable, to investigate, clean up, remove or remediate any Hazardous Materials or contamination by Hazardous Materials present on, in, at, under, or emanating from, the Premises in violation of Tenant’s obligations under this Lease; and (b) Landlord shall also have the right, at its election, in its own name, to negotiate, defend, approve and appeal, any action taken or order issued by any Governmental Authority with regard to any such Hazardous Materials or contamination by such Hazardous Materials. All costs and expenses paid or incurred by Landlord in the exercise of the rights set forth in this Section 5.5 (except for the costs and expenses of inspections performed by Landlord unless Tenant is responsible for such costs and expenses pursuant to this Section 5.5 as the result of its violation of the requirements of this Lease) shall be payable by Tenant upon demand.
5.6    Environmental Conditions Upon Surrender. Without limiting the terms of Section 17.1, Tenant will surrender the Premises to Landlord upon the expiration or earlier termination of this Lease free of debris, waste or Hazardous Materials placed on, about or near the Premises by Tenant or Tenant’s Agents, and in a condition which complies with the terms of this Article 5, including, without limitation, obtaining any closure permits or other governmental permits or approvals related to the closure of any permits or approvals obtained by Tenant for the use of Hazardous Materials in or about the Premises that are required under applicable Environmental Laws. If it is determined by Landlord that the condition of all or any portion of the Premises is not in compliance with the provisions of this Lease with respect to Hazardous Materials at the expiration or earlier termination of this Lease, then at Landlord’s sole option, Landlord may require Tenant to hold over possession of the Premises until Tenant can surrender the Premises to Landlord in compliance with the provisions of this Lease, including, without limitation, the conduct or performance of any closures as required by any Environmental Laws. The burden of proof hereunder shall be upon Tenant. Any such holdover by Tenant will be with Landlord’s consent, will not be terminable by Tenant in any event or circumstance and will otherwise be subject to the provisions of Section 15.2.
5.7    Landlord’s Compliance. Except for Tenant’s express obligations under this Article 5, Landlord shall comply with all Environmental Laws applicable to the Premises or any portion thereof.
5.8    Indemnification; Survival. Tenant shall, to the fullest extent allowable under the Laws, indemnify, defend (with counsel reasonably acceptable to Landlord) and hold harmless the Landlord Parties and the Premises from and against any Claims (including, without limitation, loss in value of the Premises, the Building or the Land, liabilities and expenses (including reasonable attorneys’ fees)) sustained by the Landlord Parties or the Premises in any manner relating to or arising out of: (a) any Hazardous Materials placed on or about the Premises by Tenant or Tenant’s Agents; (b) the presence of any Hazardous Materials (excluding a Migratory Release) on or about the Premises as a result of any release or discharge occurring during Tenant’s use or occupancy of the Premises, except to the extent released, discharged or disposed of on, in, at or under as a result of any act or omission of Landlord or Landlord’s Agents; or (c) Tenant’s breach of any provision of this Article 5. Landlord shall, to the fullest extent allowable under the Laws, indemnify, defend (with counsel reasonable acceptable to Tenant) and hold harmless the Tenant Parties from and against any Claims sustained by any of the Tenant Parties in any manner relating to or arising out of: (i) any Hazardous Materials that existed at the Premises as of October 31, 2013; (ii) any Hazardous Materials that are released, discharged or disposed of on, in, at, under, or that emanate from, the Premises as the result of any act or omission of Landlord or Landlord’s Agents; or (iii) Landlord’s breach of any provision of this Article 5. The terms of this Section 5.8 shall survive the expiration or termination of this Lease.
ARTICLE 6
SERVICES
6.1    Utility Services. Landlord shall provide all Utilities to the Premises at its sole cost and expense and not as an expense that may be charged, directly or indirectly, to Tenant. Tenant acknowledge that prior to the date hereof, all contracts for Utilities (other than electricity) are entered into and contracted for by Tenant, in Tenant’s own name. Tenant shall cooperate with Landlord and any applicable utility provider to promptly transfer all such contracts to Landlord, in Landlord’s name. Landlord shall not be liable for any loss, injury or damage to property caused by or resulting from any variation, interruption, or failure of Utilities due to any cause whatsoever, or from failure to make any repairs or perform any maintenance of the Utilities, except to the extent caused by or arising out of: the negligence or willful misconduct or Landlord or Landlord’s Agents. No temporary interruption or failure of Utilities incident to the making of repairs, alterations, improvements, or due to accident, strike, or conditions or other events shall be deemed an eviction of Tenant or, subject to the terms of Section 18.17, relieve Tenant from any of its obligations hereunder. In no event shall Landlord be liable to Tenant for any damage to the Premises or for any loss, damage or injury to any property on or in the Premises occasioned by bursting, rupture, leakage or overflow of any plumbing or other pipes (including, without limitation, water, steam, and/or refrigerant lines), sprinklers, tanks, drains, drinking fountains or washstands, or other similar cause in, above, upon or about the Premises, except to the extent caused by or arising out of the negligence or willful misconduct of Landlord or any of Landlord’s Agents. As used in this Lease, the term “Utilities” means (i) electricity for (a) reasonably sufficient lighting for Tenant’s operations at the Premises, and (b) HVAC service, and (ii) HVAC service sufficient to keep the Premises in a temperature range not of less than 50° Fahrenheit and not more than 90° Fahrenheit (or such other minimum or maximum temperature as required by applicable Law). Access to Premises. Tenant, its employees, contractors, agents and invitees shall have access to the Premises 24 hours per day, seven days per week, 365 days per year.
6.2    Security Services. Tenant acknowledges and agrees that, while Landlord may engage security personnel to patrol the Premises, Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises. Tenant hereby agrees to the exercise by Landlord and Landlord’s Agents, within their sole discretion, of such security measures as, but not limited to, the evacuation of the Premises for cause, suspected cause or for drill purposes, the denial of any access to the Premises and other similarly related actions that it deems necessary to prevent any threat of property damage or bodily injury. Tenant shall provide reasonably security to the Premises as determined by the Tenant.
ARTICLE 7
MAINTENANCE AND REPAIR
7.1    Landlord’s Obligations. Landlord, at its sole cost and expense (and not as a cost or expense that may be charged, directly or indirectly, to Tenant), shall (a) perform any mothballing functions it believes to be appropriate in connection with the Building Systems and other Building components, but only if such activities do not unreasonably interfere with Tenant’s use and occupancy of the Premises, and (b) make all repairs and replacements necessary to keep the Structural Elements in good condition and repair; provided that, Landlord shall not be responsible for any repairs to, or replacements of, the Structural Elements necessary as a result of damage to the Structural Elements, in excess of reasonable wear and tear, caused by Tenant’s use of the Premises, whether for the Permitted Use or otherwise. The term “Structural Elements” means the structural foundation, roof and load-bearing walls of the Building and comparable structural elements of the service areas and loading docks. Except for Landlord’s obligations under Section 6.1 and this Section 7.1, Landlord is not required to: (a) furnish any services or facilities to the Premises, (b) demolish any improvements in the Premises, (c) remove any improvements from the Premises, or (d) make any repairs or Alterations, in, about or to the Premises. Tenant acknowledges that Landlord is not required to maintain, repair or rebuild all or any part of the Premises or make repairs at the expense of Landlord pursuant to any Laws at any time in effect, except as expressly provided in this Lease.
7.2    Tenant’s Obligations. Notwithstanding any provision of this Lease, Tenant shall have no obligation to (a) make any repair, replacement, or improvement to the Premises, (b) perform any maintenance at or with respect to the Premises, or (c) perform any decommissioning or “mothballing” of any portion of the Premises or any Building System, except that Tenant shall: (i) repair any damage that any Tenant Party causes to the Premises, except for any loss or damage waived under Section 10.3 of this Lease, (ii) Tenant shall comply with the terms of Article 5 of this Lease, and (iii) surrender the Premises as set forth in Section 17.1.
7.3    Alterations Required by Laws. Landlord shall be responsible for any changes or modifications to the Structural Elements that may be required by applicable Laws.
ARTICLE 8
CHANGES AND ALTERATIONS
8.1    Landlord Consent Requirements. Tenant shall not make any Alterations to the Premises without the prior written consent of Landlord, which consent may be granted or withheld in Landlord’s sole and absolute discretion. Ownership of the Mesa Equipment and related equipment is subject to the Amended Settlement Agreement.
8.2    Installation of Tenant Alterations. Any Alteration to the Premises made by Tenant shall be at Tenant’s sole cost and expense, in compliance with all applicable Laws and all reasonable requirements of any insurer providing coverage for the Premises or any part thereof. Tenant shall obtain, in advance, and furnish to Landlord any necessary permits for such Alterations, together with proof of Tenant’s (or its contractor’s) builder’s “all risk” insurance in an amount at least equal to the replacement value of the Alterations and liability insurance as required in the attached Exhibit F-1, Tenant will diligently and continuously pursue the Alterations to completion. Landlord may monitor construction of the Alterations and Tenant shall reimburse Landlord for its reasonable costs (including, without limitation, the reasonable costs of any construction manager retained by Landlord) in reviewing plans and documents and in monitoring construction.
8.3    Ownership. Subject to the terms of Section 8.8 and to the applicable terms of the Amended Settlement Agreement, all Alterations Tenant makes or installs (excluding installation of any of Tenant’s Property) shall become the property of Landlord and a part of the Premises at the expiration or earlier termination of the Term, and Tenant shall surrender the Alterations to Landlord upon expiration or earlier termination of this Lease.
8.4    Liens. Tenant shall be responsible for all costs and charges for any work done by or for Tenant on or about the Premises or in connection with Tenant’s occupancy thereof during the Term, and shall keep the Premises free from any mechanics’, materialmen’s, designers’ or other liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant or any Person claiming by, through or under Tenant (“Liens”). If any such Lien is filed or recorded against Landlord’s interest in the Premises and Tenant, within thirty (30) days after receipt of written notice of such filing or recording, does not release the same of record or provide a bond or other surety satisfactory to Landlord protecting Landlord and the Premises against such Lien, Landlord may, without waiving its rights and remedies based upon such breach by Tenant and without releasing Tenant from any obligation under this Lease, upon notice to Tenant, cause such Lien to be released by any means Landlord deems proper, including, but not limited to, paying the claim giving rise to the Lien or posting security to cause the discharge of the Lien. Tenant shall reimburse Landlord, as Additional Rent, for all amounts Landlord pays (including, without limitation, reasonable attorneys’ fees and costs).

8.5    Indemnification. Tenant shall, to the fullest extent allowable under the Laws, indemnify, defend (with counsel reasonably acceptable to Landlord) and hold harmless the Landlord Parties and the Premises from and against any Liens or Claims in any manner relating to or arising out of any Alterations or any other work performed, materials furnished or obligations in connection with the same incurred by or for Tenant or any Person claiming by, through or under Tenant.
8.6    [Intentionally Omitted]
8.7    Cooperation. Landlord shall reasonably cooperate with Tenant in the application for any permit or authorization required by Laws provided there shall be no cost, liability, obligation or expense to Landlord.
8.8    Tenant’s Property. The terms of this Section 8.8 are and shall remain subject to the Amended Settlement Agreement and the order of the Bankruptcy Court approving the Amended Settlement Agreement. Notwithstanding any provision of this Lease to the contrary but subject to the Amended Settlement Agreement and Section 17.1 hereof, all of the Tenant’s Property shall remain the property of the applicable member of the Tenant Group. Subject to the Amended Settlement Agreement (and the removal procedures set forth in the Order Under Bankruptcy Code Sections 105(a), 327(a), 328(a), 330(a) and 363 and Bankruptcy Rules 2002, 2014, 2016, and 6004(h) for Entry of Order (I) Approving Procedures to Sell, Lease, or Otherwise Dispose of Excess Assets, (II) Authorizing Retention of Brokers and Other Sales Agents, and (III) Waiving Requirements of Local Bankruptcy Rule 2016-1, ECF No. 811), each member of the Tenant Group shall have the right, at any time and from time to time during the Term, to maintain, repair, replace and remove any and all of Tenant’s Property. At any time that a member of the Tenant Group removes any of its Tenant’s Property, Tenant shall (or shall cause such member of the Tenant Group to) promptly repair the Premises as a result of any damage to, or destruction of, the Premises caused by such removal. Tenant will indemnify Landlord and Landlord’s Parties against, and hold Landlord and the Landlord Parties harmless from, any claims, loss, injury, liability, or damages (including reasonable attorneys' fees) incurred by such party as a result of any member of the Tenant Group entering the Premises to remove any of Tenant’s Property from the Premises. Tenant (or any other applicable GTAT Party) shall have the right to grant a lien on and a security interest in the Tenant’s Property in accordance with the terms of Section 3 of the Adequate Protection and Settlement Agreement.
ARTICLE 9
RIGHTS RESERVED
9.1    Landlord’s Entry. Subject to the terms of Section 9.6, Landlord and Landlord’s Agents shall have full and unrestricted access to the Premises at all times, with no prior notice to or consent from Tenant; provided that Tenant, at its cost, may observe Landlord's actions on the Premises. Tenant will supply Landlord, Landlord’s Agents and their respective designees with access cards and make other arrangements in order to provide this access. No such entry shall be construed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises. Landlord may temporarily close entrances, doors, corridors, elevators or other facilities without liability to Tenant by reason of such closure in the case of any such emergency
9.2    [Intentionally Omitted]
9.3    Right to Cure. In addition to the rights set forth in Section 15.7, if either Landlord or Tenant defaults, beyond any applicable notice and cure period, in the performance of any obligation under Article 7 of this Lease and such default may have a material adverse impact on the operation of the Premises for the Permitted Use or the value of the Premises, then the other party may, but is not obligated to, perform any such obligation on the defaulting party’s part without waiving any rights based upon such default and without releasing the defaulting party from any obligations hereunder. The defaulting party shall pay to the curing party, within fifteen (15) Business Days after delivery by the curing party to the defaulting party of statements therefor, sums equal to expenditures reasonably made and obligations reasonably incurred by the curing party in connection with the remedying of the defaulting party’s defaults, and such amount due shall bear interest at the Default Rate until paid in full. Such obligations survive the termination or expiration of this Lease.
9.4    [Intentionally Omitted]
9.5    [Intentionally Omitted]
9.6    Indemnification. In addition to Landlord’s other indemnification obligations in this Lease, Landlord shall, to the fullest extent allowable under the Laws, indemnify, defend (with counsel reasonably acceptable to Tenant) and hold harmless the Tenant Parties from and against all Claims in any manner relating to or arising out of any personal injury or property damage caused in or about the Premises by the gross negligence or willful misconduct of Landlord or Landlord’s Agents in its exercise of any right under this Lease to enter the Premises.
ARTICLE 10
INSURANCE
10.1    Tenant's Insurance Obligations. Tenant shall, at Tenant’s sole cost and expense, at all times during the Term, maintain the insurance described in the attached Exhibit F-1.
10.1.1    Evidence of Insurance. Upon the Commencement Date, and upon renewal or replacement of coverage, Tenant shall deliver to Landlord certificates of insurance and any additional documentation reasonably requested by Landlord (including, without limitation, policy endorsements) to assure compliance with this Section 10.1. If any of the insurance policies required by this Section 10.1 are cancelled prior to the stated expiration date, Tenant shall promptly replace such coverage so that no lapse in insurance occurs.
10.1.2    Copies and Additional Information. Tenant shall provide to Landlord upon request certified copies of all policies and endorsements. If Tenant’s insurance carrier will not provide certified copies, each copy of a policy shall include a copy of all endorsements and shall be accompanied by a letter from Tenant’s insurance broker or Tenant’s authorized agent stating that Tenant’s insurance carrier will not provide certified copies of insurance policies and endorsements and that the enclosed copy of the policy and endorsements is a true, correct and complete copy of the respective insurance policy and all endorsements to the best of the broker’s or authorized agent’s knowledge. In addition, Tenant agrees to reasonably cooperate with Landlord in obtaining any and all information demonstrating Tenant is in compliance with the insurance requirements of this Section 10.1.
10.1.3    Claims Reporting. In the event that Tenant reports any claims to its insurers issuing the coverage required under this Lease, Tenant shall advise Landlord of the same. Tenant shall diligently pursue coverage of claims under all such insurance policies and keep Landlord advised of any claim denials, whether partial denials or full denials, and the basis for the same.
10.1.4    Modification of Insurance Requirements. From time to time during the Term, but not more often than once in any five (5) year period, Landlord may require that the types of insurance specified herein be modified as to the insurance amounts and/or coverages provided, but only to the extent then reasonable and customary for tenants of similar properties with similar uses.
10.1.5    Tenant's Failure to Insure. Notwithstanding any contrary language in this Lease and any notice and cure rights this Lease provides Tenant, if Tenant fails to provide Landlord with evidence of insurance as required under Section 10.1.1, and provided that such failure continues for at least ten (10) Business Days following written notice thereof to Tenant from Landlord, Landlord may assume that Tenant is not maintaining the insurance required under Section 10.1. In such event, and without further notice or demand to Tenant, Landlord may, but is not obligated to, obtain such insurance for Landlord's benefit. Landlord’s exercise of this right shall not cure Tenant’s breach or waive any right the Landlord has with respect to Tenant’s default. Upon demand, Tenant shall pay to Landlord, as Additional Rent, all reasonable costs and expenses Landlord incurs in obtaining such insurance, and such amount due shall bear interest at the Default Rate until paid in full.
10.2    Landlord's Insurance Obligations. Landlord shall, at Landlord’s sole cost and expense, at all times during the Term maintain the insurance described in the attached Exhibit F-2. Landlord in its sole discretion may elect to self-insure any or all coverage set for in Exhibit F-2.
10.3    Waiver of Subrogation Under Property Insurance Policies. Notwithstanding any other provision of this Lease, but subject to the terms of Section 10.4 and as long as the insurance is not invalidated thereby, Landlord and Tenant hereby waive, and shall cause their respective property insurers to waive, release and discharge the other party, its employees, and agents and their insurers for any loss or damage with respect to the Premises, or any contents thereof (including the Mesa Equipment and other Tenant’s Property), which loss or damage is covered by the property insurance required by this Lease (whether or not the property insurance is actually maintained by the party suffering the loss or damage and regardless of whether or not the loss or damage falls within a deductible or other self-insured mechanism), and Landlord and Tenant, respectively, will look only to its insurance coverage (regardless of whether Landlord or Tenant maintains any such coverage) in the event of any such Claim.
10.4    Certain Conduct Resulting in Insurance Costs. If the recklessness or willful misconduct of either Landlord or Tenant (which shall apply only to the extent that conduct of any person or entity may be imputed, as a matter of law, to such party) causes property damage to the other party and such damage is covered by insurance maintained or which is required to be maintained under this Lease, then the party causing such damage shall be responsible for paying the following amounts: (a) the deductible attributable to such insured event, not to exceed $2,000,000 per event of loss (and, if the loss is not insured, then an amount not to exceed $2,000,000 per event of loss); and (b) any increase in the property insurance premiums for or allocable to the Premises or the Tenant’s Property maintained within the Premises following the insured event for the balance of the Term.
ARTICLE 11
RELEASE AND INDEMNIFICATION
11.1    Release and Indemnification.
11.1.1    Waiver of Liability/Assumption of Risk. Tenant agrees that its use and occupancy of the Premises is at its own risk and, to the full extent permitted by Law, hereby releases Landlord and the Landlord Parties from all claims for any damage or injury except to the extent of any Excluded Liability. To the fullest extent allowed by law except to the extent of any Excluded Liability, Landlord shall not be responsible or liable for any property damage, bodily injury or injury to the business (or loss of income therefrom), goods, wares, merchandise or other property of Tenant in or about the Premises, whether such damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising in or about the Premises or from other sources or places; or (d) any act or omission of any other party. Landlord shall not be liable for any such damage or injury, even though the cause of, or the means of repairing, such damage or injury are not accessible to Tenant. Tenant agrees that any employee or agent to whom the Premises or any part thereof shall be entrusted by or on behalf of Tenant shall be acting as Tenant’s agent with respect to the Premises or any part thereof, and neither Landlord nor any other Landlord Party shall be liable for any loss of or damage to the Premises or any part thereof. The term “Excluded Liability” means Landlord’s liability under this Lease to the extent resulting from or relating to: (i) the negligence or willful misconduct of Landlord or Landlord’s Agents; and (ii) Landlord’s breach of this Lease (including Landlord’s failure to perform Landlord’s obligations hereunder). Notwithstanding anything herein, Landlord shall not be responsible for any damage to the Tenant’s Property, except to the extent caused by or arising out of Landlord’s gross negligence or willful misconduct.

11.1.2    Indemnification by Tenant. In addition to Tenant’s other indemnification obligations in this Lease (including without limitation in Sections 4.5, 4.8, 5.8, 8.5, 8.8, 15.4 and 18.10), but subject to Landlord’s agreements in Section 11.1.3, Tenant shall, to the fullest extent allowable under the Laws, indemnify, defend (with counsel reasonably acceptable to Landlord) and hold harmless the Landlord Parties from and against all Claims in any manner relating to or arising out of: (a) any negligence or willful misconduct of Tenant or Tenant’s Agents; (b) any accident, injury, occurrence or damage in, about or on the Premises; or (c) any use or occupancy of the Premises or any part thereof by the Tenant Parties. In the event that Landlord or Landlord’s Agents caused or contributed to cause the Claims for which indemnity is sought under this Section 11.1.2, the damages and expenses (including, without limitation, reasonable attorneys’ fees) shall be allocated, or reallocated, as the case may be, between the indemnified and the indemnifying party, in such proportion as appropriately reflects the relative fault of the two parties, and the liability of the indemnifying party shall be proportionately reduced. The indemnity provisions of this Section shall survive termination or expiration of this Lease.
11.1.3    Indemnification by Landlord. Subject to Tenant’s waivers, releases and agreements in this Article 11 and elsewhere in this Lease, and subject to Tenant’s agreements in Section 11.1.2 and the qualifications with reference to the use of the term “negligence” set forth below, in addition to Landlord’s other indemnification obligations in this Lease (including without limitation in Sections 4.5, 5.8, 9.6 and 18.10) Landlord shall, to the fullest extent allowable under the Laws, indemnify, defend and hold harmless Tenant from and against all Claims brought against Tenant by third parties to the extent caused by or resulting from the negligence or willful misconduct of Landlord or any of Landlord’s Agents. For purposes of this indemnification obligation, the term “negligence” shall not include Landlord’s failure to act in respect of matters which are or were the obligation of Tenant under this Lease, including, without limitation, Claims caused by, incurred or resulting from Tenant’s operations or by Tenant’s use and occupancy of the Premises, whether relating to its original design or construction, latent defects, alteration, maintenance, or use by Tenant or any person thereon, including, without limitation, supervision or otherwise, or from any breach of, default under, or failure to perform any term or provision of this Lease by Tenant or Tenant’s Agents. In the event that Tenant or Tenant’s Agents caused or contributed to cause the Claims for which indemnity is sought under this Section 11.1.3, the damages and expenses (including, without limitation, reasonable attorneys’ fees) shall be allocated, or reallocated, as the case may be, between the indemnified and the indemnifying party, in such proportion as appropriately reflects the relative fault of the two parties, and the liability of the indemnifying party shall be proportionately reduced. The indemnity provisions in this Section shall survive termination or expiration of this Lease.
11.1.4    Claim Procedure. The indemnification obligations of Landlord and Tenant under this Lease are conditioned on the indemnified party promptly notifying the indemnifying party in writing after any of the indemnified parties receives notice of a claim or loss for which indemnification is or may be sought under this Lease.  Failure to provide such notice will relieve the indemnifying party of its indemnity obligations only to the extent that such failure actually prejudices the indemnifying party.  The indemnifying party will have the right to control, in a manner not adverse to the indemnified parties, the defense and settlement of any claims.  The indemnified parties may employ counsel, at their own expense, with respect to any such claim (provided that if counsel is employed due to a conflict of interest or because the indemnifying party does not assume control of the defense, the indemnifying party will bear such expense).  The indemnifying party will not admit liability or enter into any settlement of a claim that adversely affects the indemnified parties’ rights or interests without the indemnified parties’ prior written approval, which shall not be unreasonably withheld or delayed.
ARTICLE 12
DAMAGE OR DESTRUCTION
12.1    Notification. Tenant shall give Landlord written notice promptly after any damage or destruction to the Premises from a fire or other casualty which damage or destruction could have a material adverse impact on operation of the Premises for the Permitted Use or the value of the Premises. Tenant’s notice shall provide a general description of the nature and extent of the damage or destruction, and shall include copies of any documents or notices received in connection with the same. Thereafter, Tenant shall promptly send Landlord copies of all notices, correspondence and pleadings relating to any such casualty.
12.2    Restoration. Unless this Lease is terminated by Landlord or Tenant pursuant to Section 12.3, if the Premises is damaged or destroyed by any fire or other casualty, then: (a) Landlord shall, at its sole expense, as promptly as practicable after such fire or other casualty, repair, reconstruct or replace the Premises (other than Tenant’s Alterations) and the Electrical Substation (or Landlord shall cause the applicable utility to repair, reconstruct or replace the Electrical Substation) to as nearly as possible the same condition in which they existed prior to such damage or destruction, and (b) Tenant shall, at its sole expense, as promptly as practicable after Landlord has completed its restoration work, repair, reconstruct or replace such portion of Tenant’s Alterations that were not constructed by Landlord to as nearly as possible the same condition in which they existed prior to such damage or destruction. The work to be performed by Landlord and Tenant pursuant to this Section 12.2 is referred to herein as the “Restoration Work.”
12.3    Termination.
12.3.1    If the Premises is damaged or destroyed by fire or other casualty, an independent architect or engineer shall, at Landlord’s sole cost and expense, reasonably estimate the period of time required for Landlord and Tenant to perform the Restoration Work. Such architect or engineer shall provide a detailed written statement of such estimate to Landlord and Tenant within thirty (30) days after the date of such destruction or damage (“Landlord’s Restoration Estimate”). If such architect or engineer determines that the Restoration Work cannot reasonably be expected to be completed within a period of 180 days from the date work were to commence thereon, then Landlord or Tenant may terminate this Lease by giving written notice to the other party within thirty (30) days after such determination by Landlord’s architect or engineer.
12.3.2    If the Premises is destroyed or damaged by fire or other cause that is not insurable under a fire, extended coverage and so-called “all-risk” insurance policy with coverage against vandalism and malicious conduct, and such destruction or damage renders at least twenty-five percent (25%) of the Premises untenantable, then Landlord may terminate this Lease by giving written notice to Tenant within thirty (30) days after the date of such fire or other casualty.
12.3.3    If all or any portion of the Premises is damaged by fire or other casualty, and neither Landlord nor Tenant elects to terminate this Lease pursuant to the foregoing provisions of this Section 12.3, and Landlord shall fail to substantially complete the portion of the Restoration Work for which it is responsible within the period estimated in Landlord’s Restoration Estimate, subject to a Force Majeure Event, then Tenant may deliver written notice to Landlord (the “Casualty Termination Notice”) of Tenant’s intent to terminate the Lease, provided that, Tenant shall deliver to Landlord such Casualty Termination Notice within thirty (30) days after the expiration of the period set forth in Landlord’s Restoration Estimate. Tenant’s termination of this Lease pursuant to this Section 12.3.3 shall be effective sixty (60) days after Landlord’s receipt of the Casualty Termination Notice; provided, however if Tenant fails to deliver the Casualty Termination Notice within the required 30-day period, or if Tenant timely delivers to Landlord the Casualty Termination Notice and Landlord substantially completes the portion of the Restoration Work for which it is responsible prior to the expiration of the 60-day notice period, subject to a Force Majeure Event, then the Lease shall continue in existence and any Casualty Termination Notice so delivered shall be deemed null and void. If Landlord fails to substantially complete the portion of the Restoration Work for which it is responsible within sixty (60) days after Landlord receives the Casualty Termination Notice, then this Lease shall terminate on the sixty-first (61st) day after Landlord’s receipt of the Casualty Termination Notice.
ARTICLE 13
EMINENT DOMAIN
13.1    If twenty-five percent (25%) or more of either the Premises or the Building is taken for any public or quasi-public purpose by any Governmental Authority, by exercise of the right of appropriation, inverse condemnation, condemnation or eminent domain, or sold to prevent such taking (each such event being referred to as a “Condemnation”), Landlord may, at its option, terminate this Lease as of the date title vests in the condemning party. If twenty‑five percent (25%) or more of the Premises is taken and if the Premises remaining after such Condemnation and any repairs by Landlord would be untenantable for the conduct of Tenant’s business operations, Tenant shall have the right to terminate this Lease as of the date title vests in the condemning party. If either party elects to terminate this Lease as provided herein, such election shall be made by written notice to the other party given within thirty (30) days after the nature and extent of such Condemnation have been finally determined. If neither Landlord nor Tenant elects to terminate this Lease to the extent permitted above, Landlord shall promptly proceed to restore the Premises (other than Tenant’s Alterations), to the extent of any Condemnation award received by Landlord, to substantially the same condition as existed prior to such Condemnation, allowing for the reasonable effects of such Condemnation. Tenant shall have no claim against Landlord for, and hereby releases Landlord and Landlord’s Agents from responsibility for and waives its entire claim of recovery for any cost, loss or expense suffered or incurred by Tenant as a result of any Condemnation or the repair or restoration of the Premises following such Condemnation, including, without limitation, any cost, loss or expense resulting from any loss of use of the whole or any part of the Premises and/or any inconvenience or annoyance occasioned by such Condemnation, repair or restoration.
13.2    Landlord shall be entitled to any and all compensation, damages, income, rent, awards, or any interest therein whatsoever which may be paid or made in connection with any Condemnation, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease or otherwise; provided that, Tenant shall be entitled to receive any award separately allocated by the condemning authority to Tenant for either or both of: (a) Tenant’s relocation expenses; and (b) the value of Tenant’s Property (specifically excluding fixtures, Alterations and other components of the Premises which under this Lease or by law are or at the expiration of the Term will become the property of Landlord), provided that such award does not reduce any award otherwise allocable or payable to Landlord.
13.3    The provisions of this Article 13 are Tenant’s sole and exclusive rights and remedies in the event of a Condemnation. To the extent permitted by the Laws, Tenant waives the benefits of any Law that provides Tenant any abatement or termination rights or any right to receive any payment or award (by virtue of a Condemnation) not specifically described in this Article 13.
ARTICLE 14
TRANSFERS
14.1    Restriction on Transfers. This Lease and the rights and obligations of Tenant under this Lease are personal to GTAT Corporation, a Delaware corporation (“GTAT”), and GTAT may not Transfer this Lease or any right or obligation under this Lease, without the prior written consent of Landlord which may be granted or withheld in Landlord’s sole and absolute discretion. No Transfer shall release Tenant from any liability or obligation under this Lease and Tenant shall remain liable to Landlord after such a Transfer as a principal and not as a surety. Any purported or attempted Transfer, in whole or in part, without Landlord’s consent will be null and void and will constitute an Event of Default.  Tenant may not allow a change of control of Tenant without Landlord’s prior written consent, which consent, in each instance, will be in Landlord’s sole and absolute discretion. For purposes of this provision "change of control of Tenant" shall not include a change in ownership that occurs solely through the distribution provisions of a confirmed plan of reorganization to creditors of Tenant or its affiliates pursuant to chapter 11 of title 11 of the United States Code, unless such confirmed plan results in any one entity or “group” (as defined in section 13(d) of the Exchange Act) of entities working together, which (a) entity is a competitor of Apple Inc. (“Apple”) acting in the consumer electronics business, or (b) group of entities working together includes one or more entities that are competitors of Apple acting in the consumer electronics business (which competitor entities hold in the aggregate, through share ownership or contractual arrangements or otherwise, more than 50% of the total voting power in such group), that results in each case of (a) or (b) in such entity or group obtaining control of Tenant. For purposes of this clause “control” means the entity or group possesses, directly or indirectly, the power to direct or cause the direction of the management policies of Tenant, whether through ownership of voting securities, an interest in registered capital, by contract or otherwise.

14.2    Costs. Tenant shall pay to Landlord, as Additional Rent, all reasonable costs and expenses Landlord incurs in connection with any Transfer, including, without limitation, reasonable attorneys’ fees and costs, regardless of whether Landlord consents to the Transfer.
ARTICLE 15
DEFAULTS; REMEDIES
15.1    Events of Default. The occurrence of any of the following constitutes an “Event of Default” by Tenant under this Lease:
15.1.1    Failure to Pay Rent. Tenant fails to pay any Base Rent or any Additional Rent as and when due and such failure continues for five (5) Business Days after Landlord delivers written notice thereof to Tenant except that Tenant shall not be entitled to notice more than twice in any consecutive twelve (12) month period and the failure to timely pay any Base Rent or any Additional Rent when due on the third and any subsequent instance of late payment in a consecutive twelve (12) month period shall be an immediate default.
15.1.2    Failure to Observe or Perform. Tenant fails to observe or otherwise breaches or fails to perform any of the other provisions of this Lease to be observed or performed by Tenant under this Lease and such failure continues for a period of thirty (30) days after Landlord delivers written notice to Tenant of Tenant’s breach or failure; provided that if Tenant cannot reasonably cure its breach or failure within a 30-day period, Tenant’s breach or failure is not an Event of Default if Tenant commences to cure its breach or failure within the 30-day period and thereafter diligently pursues the cure to completion.
15.1.3    Other Defaults. (a) Tenant makes a general assignment or general arrangement for the benefit of creditors; (b) a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by Tenant; (c) a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed against Tenant and is not dismissed within one hundred twenty (120) days; (d) a trustee or receiver is appointed to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease and possession is not restored to Tenant within one hundred twenty (120) days; or (e) substantially all of Tenant’s assets, substantially all of Tenant’s assets located at the Premises, or Tenant’s interest in this Lease is subjected to attachment, execution or other judicial seizure not discharged within sixty (60) days (collectively, an “Insolvency”). For the avoidance of doubt, “Insolvency” shall exclude the chapter 11 cases of the GTAT Parties currently pending before the United States Bankruptcy Court for the District of New Hampshire, Case No. 14-11916-HJB). If a court of competent jurisdiction determines that any act described in this Section 15.1.3 does not constitute an Event of Default, and the court appoints a trustee to take possession of the Premises (or if Tenant remains a debtor in possession of the Premises) and such trustee or Tenant Transfers Tenant’s interest hereunder, then Landlord is entitled to receive, as Additional Rent, the amount by which the Rent (or any other consideration) paid in connection with the Transfer exceeds the Rent otherwise payable by Tenant under this Lease.
15.2    Remedies. Upon the occurrence and during the continuance of any Event of Default, Landlord may at any time and from time to time, and without preventing Landlord from exercising any other right or remedy, exercise any one or more of the following remedies:
15.2.1    Termination of Tenant’s Possession/Re-entry and Reletting Right. Terminate Tenant’s right to possess the Premises by any lawful means with or without terminating this Lease, in which event Tenant shall immediately surrender possession of the Premises to Landlord. In such event, this Lease shall continue in full force and effect (except for Tenant’s right to possess the Premises) and Tenant shall continue to be obligated for and shall pay all Rent as and when due under this Lease. Unless Landlord specifically states that it is terminating this Lease, Landlord’s termination of Tenant’s right to possess the Premises is not to be construed as an election by Landlord to terminate this Lease or Tenant’s obligations and liabilities under this Lease. If Landlord terminates Tenant’s right to possess the Premises, Landlord shall not be obligated to, but may re-enter the Premises and remove all persons and property from the

Premises. Landlord may store any property Landlord removes from the Premises in a public warehouse or elsewhere at the cost and for the account of Tenant. Subject to Section 15.3, Landlord may but shall not be obligated to relet all or any part of the Premises to a third party or parties for Tenant’s account.
15.2.2    Termination of Lease. Terminate this Lease effective on the date Landlord specifies in Landlord’s notice to Tenant. Upon termination, Tenant shall immediately surrender possession of the Premises to Landlord in accordance with the terms of this Lease. If Landlord terminates this Lease, Landlord may recover from Tenant and Tenant shall pay to Landlord on demand all damages Landlord incurs by reason of Tenant’s default, including, without limitation: (a) all Rent due and payable under this Lease as of the effective date of the termination; and (b) any amount necessary to compensate Landlord for any detriment proximately caused Landlord by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course would likely result from Tenant’s failure to perform, including, but not limited to, any Re-entry Costs, and taking into account Landlord’s obligation to mitigate damages.
15.2.3    Other Remedies. Exercise any other right or remedy available to Landlord under this Lease, or otherwise at law or in equity. Without limitation, Landlord may, at its option, make any payment or perform any covenant for the account of Tenant and, if Landlord makes any expenditure or incurs any obligation for the payment of money, the same shall be due and payable by Tenant upon demand, together with interest thereon at the Default Rate from the date paid by Landlord until repaid.
15.3    Mitigation of Damages. In the event of the occurrence of an Event of Default by Tenant hereunder, Landlord shall exercise commercially reasonable efforts to mitigate Landlord’s damages arising from such Event of Default.
15.4    Costs. Tenant shall reimburse and compensate Landlord on demand and as Additional Rent for any actual loss Landlord incurs resulting from Landlord’s exercise of any of its remedies under Section 15.2. Such loss shall include all reasonable legal fees, costs and expenses Landlord incurs negotiating, settling or enforcing any of Landlord’s rights or remedies or otherwise protecting Landlord’s interests under this Lease. Tenant shall also, to the fullest extent allowable under the Laws, indemnify, defend (with counsel reasonably acceptable to Landlord) and hold harmless the Landlord Parties from and against all Claims Landlord or any of the other Landlord Parties incurs if Landlord or any of the other Landlord Parties becomes or is made a party to any claim or action: (a) instituted by or against any Person holding any interest in the Premises by, under or through Tenant, except to the extent resulting solely from an act or omission of Landlord or any of Landlord’s Agents; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other Person; or (c) otherwise arising out of or resulting from any negligence or willful misconduct of Tenant or such other Person.
15.5    Landlord’s Default. If Landlord defaults in the performance of any of its obligations under this Lease, Tenant shall notify Landlord of the default and Landlord shall have thirty (30) days after receiving such notice to cure the default. If Landlord is not reasonably able to cure the default within a thirty (30) day period, Landlord shall have an additional reasonable period of time to cure the default as long as Landlord commences the cure within the 30-day period and thereafter diligently pursues the cure to completion. In no event shall Landlord be liable to Tenant or any other Person for consequential, special, indirect or punitive damages, including, without limitation, lost profits in connection with this Lease. In the event of a default by Landlord which is not cured after notice and within the applicable cure period Tenant shall be entitled to exercise all remedies at law and in equity, subject to the terms and conditions of this Lease.
15.6    No Waiver. No failure by either party to insist upon the performance of any provision of this Lease or to exercise any right or remedy upon a breach or default thereof, and no acceptance by Landlord of full or partial Rent during the continuance of any such breach or default, shall constitute a waiver of any such breach or default. None of the terms of this Lease to be kept, observed or performed by Landlord or Tenant, and no breach or default thereof, may be waived, altered or modified except by a written instrument executed by Landlord and Tenant. One or more waivers by either party shall not be construed as a waiver of a subsequent breach or default of the same provision. No statement on a payment check from Landlord or Tenant or in a letter accompanying a payment check shall be binding on the other party and the payee party may, with or without notice to the payor party, negotiate such check without being bound to the conditions of any such statement. If Landlord or Tenant pays any amount other than the actual amount due the other party, receipt or collection of such partial payment does not constitute an accord and satisfaction. The payee party may retain any such partial payment, whether restrictively endorsed or otherwise, without prejudice to the other party’s right to collect the balance properly due. If all or any portion of any payment is dishonored for any reason, payment shall not be deemed made until the entire amount due is actually collected by the party entitled thereto. The foregoing provisions apply in kind to the receipt or collection of any amount by a lock box agent or other Person on Landlord’s behalf.
15.7    Self-Help Rights. In addition to the rights set forth in Section 9.3, if Landlord or Tenant fails to timely pay or perform any of its respective obligations under this Lease, which failure is not cured within all applicable notice, grace and cure periods, then the other party shall have the right but not the obligation to advance any such payment and/or perform any such obligation on the defaulting party’s behalf, in which event the amount of any such advance and/or the out-of-pocket cost of any such performance shall (a) bear interest at the Default Rate until paid in full, and (b) together with any accrued interest, be deemed Additional Rent payable by the defaulting party hereunder within fifteen (15) Business Days after delivery by the curing party of an invoice for such amount.
15.8    Dispute Resolution. Disputes arising under, or in connection with, this Lease (excluding an action for forcible detainer which shall be litigated in a court of competent jurisdiction, or any other action required under applicable Laws to be litigated in a court of competent jurisdiction) will be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one arbitrator appointed in accordance with the Rules.  The language of the arbitration will be English. The place of the arbitration will be San Francisco, California.  Judgment upon any award(s) rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, either party may seek equitable relief in order to protect its rights, and to cause the other party to perform its obligations, hereunder at any time and in any court having jurisdiction over the parties hereto and/or the subject matter hereof. The parties hereby waive any bond requirements for obtaining equitable relief.
15.9    Bankruptcy.
15.9.1    Timely Performance. Tenant agrees that if, after the Effective Date, an Insolvency occurs: (a) all obligations that accrue or become due under this Lease (including the obligation to pay Rent), from and after the date that an Insolvency shall be timely performed exactly as provided in this Lease; (b) Rent obligations under this Lease that accrue or become due from and after the date of an Insolvency that are not paid as required by this Lease shall, in the amount of such Rents, constitute administrative expense claims allowable under the Bankruptcy Code with priority of payment at least equal to that of any other actual and necessary expenses incurred after the commencement of the Insolvency; (c) any extension of the time period within which Tenant may assume or reject this Lease without an obligation to cause all obligations accruing or coming due under this Lease from and after the date that an action is commenced to be performed as and when required under this Lease shall be harmful and prejudicial to Landlord; (d) any time period designated as the period within which Tenant must cure all defaults and compensate Landlord for all pecuniary losses which extends beyond the date of assumption of this Lease shall be harmful and prejudicial to Landlord; (e) any assignment of this Lease must result in all terms and conditions of this Lease being assumed by the assignee without alteration or amendment, and any assignment which results in an amendment or alteration of the terms and conditions of this Lease without the express written consent of Landlord shall be harmful and prejudicial to Landlord; (f) any proposed assignment of this Lease to an assignee: (i) that does not possess financial condition adequate to operate in the Premises or operating experience characteristics comparable to Tenant as of the Effective Date, shall be harmful and prejudicial to Landlord; and (ii) the rejection (or deemed rejection) of this Lease for any reason shall constitute cause for immediate relief from the automatic stay provisions of the Bankruptcy Code, and Tenant stipulates that such automatic stay shall be lifted immediately and possession of the Premises will be delivered to Landlord immediately without the necessity of any further action by Landlord.

15.9.2    No Waiver. No provision of this Lease shall be deemed a waiver of Landlord’s rights or remedies under the Bankruptcy Code or applicable law to oppose any assumption and/or assignment of this Lease, to require timely performance of Tenant’s obligations under this Lease, or to regain possession of the Premises as a result of the failure of Tenant to comply with the terms and conditions of this Lease or the Bankruptcy Code.
15.9.3    Rent. Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as such, shall constitute “rent” for the purposes of the Bankruptcy Code.
15.9.4    Successors. For purposes of this Section addressing the rights and obligations of Landlord and Tenant in the event that an action is commenced, the term “Tenant” shall include Tenant’s successor in bankruptcy, whether a trustee, Tenant as debtor in possession or other responsible person.
ARTICLE 16
CREDITORS; ESTOPPEL CERTIFICATES
16.1    Subordination; Non-Disturbance. Upon written request of Landlord, or any first mortgagee, lien of indenture holder or first deed of trust beneficiary of Landlord (“Requesting Entity”), Tenant shall, within fifteen (15) Business Days after Landlord’s reasonable request, in writing, subordinate its rights under this Lease to the lien of any mortgage, lien of indenture or first deed of trust, or to the interest of any lease in which Landlord is lessee, and to all advances made or later to be made thereunder. However, as a condition to Tenant’s obligation to sign any subordination agreement, Tenant shall have the right to obtain from the Requesting Entity, a written subordination, non-disturbance and attornment agreement in a form reasonably acceptable to Tenant providing that, such Requesting Entity shall: (a) recognize Tenant’s rights under this Lease for the full Term and agrees not to disturb Tenant’s quiet possession of the Premises as long as there is no Event of Default by Tenant, and (b) upon succeeding to Landlord’s interest in the Premises, become bound to Tenant as Landlord under this Lease. The holder of any security interest may, upon written notice to Tenant, elect to have this Lease prior to its security interest regardless of the time of the granting or recording of such security interest. In any foreclosure sale or transfer in lieu of foreclosure, Tenant shall attorn to the purchaser, transferee or lessor as the case may be, and recognize that party as Landlord under this Lease, provided such party acquires and accepts the Premises subject to all of Tenant’s rights under this Lease.
16.2    Estoppel Certificates. Upon written request of either Landlord or Tenant, the other party shall execute, acknowledge and deliver to the requesting party a written statement (“Estoppel Certificate”) in form reasonably satisfactory to the requesting party certifying: (a) that this Lease is unmodified and in full force and effect (or, if there have been any modifications, that the Lease is in full force and effect, as modified, and stating the modifications); (b) that this Lease has not been canceled or terminated; (c) the last date of payment of Rent and the time period covered by such payment; (d) whether there are then existing any breaches or defaults by the requesting party under this Lease known to the certifying party, and, if so, specifying the same; (e) specifying to the certifying party’s actual knowledge any existing claims or defenses in favor of the requesting party against the enforcement of this Lease (or of any guaranties); and (f) such other factual statements as the requesting party, any lender, prospective lender, investor or purchaser may reasonably request. The certifying party will deliver the statement to the requesting party within fifteen (15) Business Days after the requesting party’s reasonable request. The requesting party may give any such statement provided by the certifying party to any lender, prospective lender, investor or purchaser of all or any part of the Premises and any such party may conclusively rely upon such statement as true and correct.
16.3    Failure to Deliver. Tenant shall deliver any subordination instrument required pursuant to Section 16.1 or any Estoppel Certificate to Landlord within fifteen (15) Business Days following Landlord's initial written request. If Tenant fails to do so, and such failure continues unremedied for an additional five (5) Business Days following a Reminder Notice from Landlord, Landlord and any lender, prospective lender, investor or purchaser may conclusively presume that, except as otherwise represented by Landlord: (a) the terms and provisions of this Lease have not been changed; (b) this Lease has not been canceled or terminated; (c) not more than one month’s Rent has been paid in advance; and (d) Landlord is not in default in the performance of any of its obligations under this Lease.
ARTICLE 17
TERMINATION OF LEASE
17.1    Surrender of Premises. On or prior to the Expiration Date, Tenant shall remove all Mesa Equipment owned by the GTAT Parties from the Premises and surrender the Premises in as good condition as of the Commencement Date, reasonable wear and tear, damage by fire or other casualty, and damage caused by Landlord excepted. Tenant shall not have any obligation to remove any Alterations at the expiration or earlier termination of the Term. Tenant will promptly repair any damage to the Premises caused by its or a member of the Tenant Group’s removal of the Tenant’s Property. All property of Tenant or a member of the Tenant Group not removed on or before the last day of the Term (“Remaining Property”) shall be deemed abandoned. Landlord may sell all Remaining Property in a manner consistent with Article 9 of the Uniform Commercial Code; provided that, (i) no further order of the Court (as defined in the Amended Settlement Agreement) shall be required, (ii) thirty (30) days’ notice of any such sale shall be deemed to be commercially reasonable notice, and (iii) Landlord may provide notice of its intent to sell the Remaining Property prior to the end of the Term. Any proceeds received by Landlord from the sale of Remaining Property will be applied in the following order of priority: (A) first, to reimburse Landlord for its costs incurred in connection with the removal and disposition of such Remaining Property; (B) second, to Apple Inc. to satisfy any unpaid portion of the Apple Claim (as defined in the Amended Settlement Agreement); and (C) third, to the Tenant.
ARTICLE 18
MISCELLANEOUS PROVISIONS
18.1    Notices. (a) Any notice required or permitted hereunder will be in writing, and will be given to the appropriate party at the Tenant Notice Address or Landlord Notice Address, as applicable, or at such other address as the party may hereafter specify in writing; and (b) such notice will be deemed given: upon personal delivery to the appropriate address; or three (3) Business Days after the date of mailing if sent by certified or registered mail; or one (1) business day after the date of deposit with a commercial courier service offering next business day service with confirmation of delivery.
18.2    Successors. The covenants and agreements contained in this Lease bind and inure to the benefit of Landlord, its successors and assigns, and bind Tenant and its successors and assigns and inure to the benefit of Tenant and its permitted successors and assigns. The term "Landlord," as used herein, shall mean only the owner of the Premises or of a lease of the Premises, at the time in question, so that in the event of any transfer or transfers of title to the Premises, or of Landlord's interest in a lease of the Premises, the transferor shall be relieved and freed of all obligations of Landlord under this Lease accruing after such transfer, and it shall be deemed, without further agreement, that such transferee has assumed and agreed to perform and observe all obligations of Landlord under this Lease during the period it is the holder of Landlord's interest under this Lease.
18.3    Captions. The section headings in this Lease are for convenience only and are not to be considered in construing or interpreting the Lease. References to sections, schedules, and exhibits are references to sections of, schedules and exhibits to the Lease, and the word “herein” and words of similar meaning refer to the Lease in its entirety and not to any particular section or provision. The word “party” means a party to the Lease and the phrase “third party” means any person, partnership, corporation or other entity not a party to the Lease. The words “will” and “shall” are used in a mandatory, not a permissive, sense, and the word “including” is intended to be exemplary, not exhaustive, and will be deemed followed by “without limitation.” Any requirement to obtain a party’s consent is a requirement to obtain such consent in each instance.

18.4    Relationship of Parties. Nothing in this Lease creates a joint venture, partnership, franchise, employment or agency relationship or fiduciary duty of any kind. Neither party will have the power, and will not hold itself out as having the power, to act for or in the name of or to bind the other party. Except as expressly provided, this Lease is not for the benefit of any third parties.
18.5    Entire Agreement; Amendment. The parties agree that this Lease (including the exhibits, addenda and schedules attached to the Lease) and the Amended Settlement Agreement, constitute the complete and exclusive agreement between them with respect to the subject matter of this Lease, superseding all contemporaneous and prior agreements (written and oral) and all other communications between them relating to the subject matter of this Lease. Except as expressly provided herein, the Lease may not be amended or modified except by a written amendment specifically referencing the Lease, signed by authorized signatories of both parties. The parties expressly acknowledge that they have received and are in possession of a copy of any referenced item not physically attached to the Lease and any such item will be treated as if attached.
18.6    Severability. If a court of competent jurisdiction finds any provision of this Lease unlawful or unenforceable, that provision will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of the Lease will continue in full force and effect
18.7    Landlord’s Limited Liability. Tenant shall look solely to Landlord’s interest in the Premises and the rents and profits therefrom for recovering any judgment or collecting any obligation from Landlord or any other Landlord Party with respect to any breach of this Lease.
18.8    Survival. All obligations under this Lease (together with interest on payment obligations at the Default Rate) accruing prior to expiration or other termination of this Lease survive the expiration or other termination of this Lease. Further, all of Landlord’s and Tenant’s releases and indemnification, defense and hold harmless obligations under this Lease survive the expiration or other termination of this Lease for the duration of the application statute of limitations, unless otherwise expressly provided in this Lease.
18.9    Attorneys’ Fees. If either Landlord or Tenant commences any litigation or judicial action to determine or enforce any of the provisions of this Lease, the prevailing party in any such litigation or judicial action is entitled to recover all of its costs and expenses (including, but not limited to, reasonable attorneys’ fees, costs and expenditures) from the non-prevailing party.
18.10    Brokers. Landlord and Tenant each represents and warrants to the other that it has not had any dealings with any realtors, brokers, finders or agents in connection with this Lease and each releases and agrees, to the fullest extent allowable under the Laws, to indemnify, defend and hold the other harmless from and against any Claims based on the failure or alleged failure to pay any realtors, brokers, finders or and from any cost, expense or liability for any compensation, commission or changes claimed by any realtors, brokers, finders or agents claiming by, through or on behalf of it with respect to this Lease or the negotiation of this Lease.
18.11    Governing Law. This Lease is governed by, and shall be interpreted under, the internal laws of the State without giving effect to conflicts of law principles.
18.12    Time is of the Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.
18.13    Landlord’s Authority. Landlord and each individual signing this Lease on behalf of Landlord represents and warrants that they are duly authorized to sign on behalf of and to bind Landlord and that this Lease is a duly authorized, binding and enforceable obligation of Landlord. Landlord has been duly organized or formed, is validly existing and in good standing under the laws of its state of formation and is qualified as a foreign limited liability company to do business in the State. The authorization, execution, delivery, and performance of this Lease will not result in any breach of or default under any document, instrument or agreement to which Landlord is a party or by which Landlord is bound.
18.14    Tenant’s Authority. Tenant and each individual signing this Lease on behalf of Tenant represents and warrants that they are duly authorized to sign on behalf of and to bind Tenant and that this Lease is a duly authorized, binding and enforceable obligation of Tenant. Tenant has been duly organized or formed, is validly existing and in good standing under the laws of its state of formation and is qualified as a foreign corporation to do business in the State. The authorization, execution, delivery, and performance of this Lease will not result in any breach of or default under any document, instrument or agreement to which Tenant is a party or by which Tenant or the Premises is bound.
18.15    No Merger. There shall be no merger of this Lease nor of the leasehold estate created by this Lease with the fee estate in or ownership of the Premises by reason of the fact that the same Person may acquire or hold or own, directly or indirectly: (a) this Lease or the leasehold estate created by this Lease or any interest in this Lease or in such leasehold estate; and (b) the fee estate or ownership of the Premises or any interest in such fee estate or ownership. No such merger shall occur unless and until all persons, corporations, firms and other entities having any interest in: (i) this Lease or the leasehold estate created by this Lease; and (ii) the fee estate in or ownership of the Premises or any part thereof sought to be merged shall join in a written instrument effecting such merger and shall duly record the same.
18.16    Provisions are Covenants and Conditions. All provisions of this Lease, whether covenants or conditions, are deemed both covenants and conditions.
18.17    Force Majeure. Neither party will be liable for any failure to perform under this Lease (excluding, however, the payment of money) caused by circumstances beyond its reasonable control, including, but not limited to, acts of God, earthquakes, hurricanes, floods, tornados, fires, acts of war, hostilities, invasions, terrorism, civil disorder, riots, labor actions (other than actions by personnel or contractors of the party invoking force majeure), major upheavals, government action, government restrictions, blockade, embargo, utility disruptions, including power and water, or accident (“Force Majeure Event”), provided: (a) it promptly notifies the other party and uses reasonable efforts to correct its failure to perform; and (b) it has taken such commercially reasonable efforts to protect against and mitigate the impact of the Force Majeure Event if such Force Majeure Event was reasonably foreseeable or was of a kind for which such precautionary measures are customarily taken in the applicable industry. For the avoidance of doubt, any circumstance caused primarily by one or more Mesa Equipment or any other of Tenant’s Property, will not constitute a Force Majeure Event, and the provisions of this Section 18.17 will not apply.
18.18    Non-Subordinated Lease. This is a nonsubordinated lease. Landlord shall not be obligated to subordinate its rights in the Premises to any loan or money encumbrance that Tenant shall place against Tenant’s leasehold estate in the Premises.
18.19    Quiet Enjoyment. Landlord covenants and agrees that Tenant shall have the right to peaceful and quiet enjoyment and occupancy of the Premises during the Term, subject to the terms and conditions of this Lease free from molestation or hindrance by Landlord or any Person claiming by, through or under Landlord, if Tenant pays all Rent as and when due and keeps, observes and fully performs all other covenants, obligations and agreements of Tenant under this Lease within all applicable notice, grace and cure periods.
18.20    Counterparts. This Lease may be executed in one or more counterparts, each of which shall be deemed an original but all of which will constitute one and the same instrument. Signature and acknowledgment pages may be detached from individual counterparts and attached to a single or multiple original(s) in order to form a single or multiple original(s) of this document.
18.21    Nondisclosure of Lease Terms. Subject to the Amended Settlement Agreement, the terms and conditions of this Lease constitute proprietary information of Landlord and Tenant. Accordingly, Landlord and Tenant shall not, without mutual consent (which consent either party may grant or withhold in its sole and absolute discretion), directly or indirectly disclose the terms and conditions of this Lease to any other Person other than Landlord’s and Tenant’s employees, professional consultants and agents who have a legitimate need to know such information (and who shall also keep the same in confidence) or to Landlord’s prospective purchasers or lenders or Tenant’s prospective assignees or subtenants, who in each case shall have agreed in writing to keep the same in confidence, or pursuant to a court or governmental subpoena or order, or to the extent otherwise required by law, provided that if either party receives such a subpoena or order or is required by law to disclose the other party’s proprietary information, it shall give timely notice to the other, and takes reasonable steps to obtain protective treatment of the proprietary information. In the event either party is expressly permitted to disclose any proprietary information of the other party (or such other party’s applicable affiliate) pursuant to the terms of the Amended Settlement Agreement, then, provided such disclosing party complies (or causes its applicable affiliate to comply) fully with such relevant terms of the Amended Settlement Agreement, such disclosure shall not be deemed a violation under this Section 18.21.
18.22    Construction of the Terms. The terms and provisions of this Lease represent the results of negotiations between Landlord and Tenant, each of which are sophisticated parties and each of which has been represented or been given the opportunity to be represented by counsel of its own choosing, and neither of which has acted under any duress or compulsion, whether legal, economic or otherwise. Consequently, the terms and provisions of this Lease shall be interpreted and construed in accordance with their usual and customary meanings, and Landlord and Tenant each waive the application of any rule of law that ambiguous or conflicting terms or provisions contained in this Lease are to be interpreted or construed against the party who prepared the executed Lease or any earlier draft of the same. Whenever required by the context of this Lease, the singular includes the plural and the plural includes the singular. This Lease shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party which prepared the instrument, the relative bargaining powers of the parties or the domicile of any party.

Landlord and Tenant each caused this Lease to be executed and delivered by their duly authorized representatives to be effective as of the Effective Date.

Date executed by Landlord:
12/29/2014

LANDLORD:
Platypus Development LLC,
a Delaware limited liability company

By:    Platypus Holdings LLC,
a Delaware limited liability company, its Member

By: /s/James C. Fowler
Name:     James C. Fowler
Title: Authorized Person

Date executed by Tenant:
12/28/2014

TENANT:

GTAT CORPORATION,
a Delaware corporation

By: /s/Hoil Kim
Name: Hoil Kim
Title: Vice President and General Counsel

EXHIBIT A
GLOSSARY
“Access Agreements” shall have the meaning set forth in Section 1.1.3.
“Additional Rent” means any charge, fee or expense (other than Base Rent) payable by Tenant under this Lease, however denoted.
“Alteration” means any change, alteration, modification, addition, decoration, improvement or any other work to the Premises that would directly or indirectly involve the penetration or removal (whether permanent or temporary) of, or require access through, in, under, or above any floor, wall or ceiling, or surface or covering thereof in the Premises.
“Amended Settlement Agreement” shall have the meaning set forth in the Background section to this Lease.
“Anti-Corruption Laws” shall have the meaning set forth in Section 4.6.
“Apple” shall have the meaning set forth in Section 14.1.
“ASF Furnaces” shall have the meaning set forth in the Amended Settlement Agreement.
“Bankruptcy Code” means the United States Bankruptcy Code as the same now exists and as the same may be amended, including any and all rules and regulations issued pursuant to or in connection with the United States Bankruptcy Code now in force or in effect after the Effective Date.
“Base Rent” means the base rent payable by Tenant under this Lease, in the amount specified in Section 2.1.
“Building” shall have the meaning set forth in Section 1.1.
"Building Systems" means the base Building mechanical, life safety, electrical, plumbing and HVAC systems of the Building.
“Business Days” means any day other than Saturday, Sunday or a federal or State holiday.
“Casualty Termination Notice” shall have the meaning set forth in Section 12.3.3.
“Claims” means all claims, actions, proceedings, demands, liabilities, settlements, damages, costs, fines, penalties, forfeitures, losses or expenses, including, without limitation, reasonable attorneys’ fees and the costs and expenses of enforcing any indemnification, defense or hold harmless obligation under the Lease.
“Commencement Date” means January 1, 2016.
“Condemnation” shall have the meaning set forth in Section 13.1.
“Condemning Authority” means any Person with a statutory or other power of eminent domain.
“County” means Maricopa County, Arizona.

“Default Rate” means interest at a rate equal to the lesser of: (a) the greater of: (i) 8% per annum; or (ii) an annual rate equal to two (2) percentage points above the prime annual interest rate published from time to time by The Wall Street Journal under the masthead “Money Rates” as the Prime Rate in effect at the due date (and thereafter adjusted quarterly) (provided, if for any reason The Wall Street Journal does not publish a Prime Rate, the Prime Rate shall be the prime rate announced by a reasonably equivalent responsible financial periodical reasonably selected by the party to whom interest at the Default Rate is owed); or (b) the maximum interest rate permitted by law.
“Demising Walls” shall have the meaning set forth in Section 1.2.
“Demising Walls Reimbursement Obligation” shall have the meaning set forth in Section 1.2.
“Effective Date” shall have the meaning set forth in the introductory paragraph to this Lease.
“Electrical Substation” means any electrical substations located on or adjacent to the Land that provide electrical service to the Premises, and any conduit or other infrastructure connecting such electrical substations to the Building and other improvements on the Land.
“Estoppel Certificate” shall have the meaning set forth in Section 16.2.
“Environmental Laws” shall have the meaning set forth in Section 5.2.
“Event of Default” means the occurrence of any of the events specified in Section 15.1 of the Lease, or the occurrence of any other event which this Lease expressly labels as an “Event of Default”.
“Excluded Liability” shall have the meaning set forth in Section 11.1.1.
“Expiration Date” shall mean the first of the following dates to occur: (a) the date that is 180 days after the date on which Landlord provides Tenant with a written notice electing to terminate this Lease, (b) the date that is sixty (60) days after the date the Apple Claim (as defined in the Amended Settlement Agreement) is satisfied in full pursuant to the terms of the Amended Settlement Agreement, and (c) September 15, 2019; provided, that Landlord may not provide a termination notice under clause (a) prior to July 1, 2016.
“Force Majeure Event” shall have the meaning set forth in Section 18.17.
“Governmental Authority(ies)” means all governmental and quasi-governmental departments, agencies and authorities.
“GTAT” shall have the meaning set forth in Section 14.1.
“GTAT Parties” means, collectively, (i) GTAT, (ii) GT Advanced Equipment Holding LLC, a Delaware limited liability company, (iii) GT Advanced Technologies, Inc., (iv) GT Equipment Holdings, Inc., (v) Lindbergh Acquisition Corp., (vi) GT Sapphire Systems Holding LLC, (vii) GT Advanced Cz LLC, (viii) GT Sapphire Systems Group LLC, and (ix) GT Advanced Technologies Limited.
“Hazardous Materials” shall have the meaning set forth in Section 5.2.
“Initial Disclosure Certificate” shall have the meaning set forth in Section 5.1.
“Insolvency” shall have the meaning set forth in Section 15.1.3.
“Land” shall have the meaning set forth in Section 1.1.
“Landlord” shall have the meaning set forth in Section 18.2.

“Landlord Notice Address” means c/o Apple Inc., 1 Infinite Loop, MS 119-RE, Cupertino, CA 95014, Attn: Real Estate Department.
“Landlord Party(ies)” means Landlord, any ground lessor, and any property manager retained by Landlord, and their respective officers, directors, partners, shareholders, members, and employees.
“Landlord’s Agents” means, collectively: (i) Landlord’s agents, advisors, employees, partners, shareholders, directors, officers, members, invitees and independent contractors, and (ii) Landlord’s affiliates.
“Landlord’s Restoration Estimate” shall have the meaning set forth in Section 12.3.1.
“Laws” means any law, regulation, rule, order, statute or ordinance of any governmental or private entity in effect on or after the Effective Date and applicable to the Premises or the use or occupancy of the Premises, including, without limitation, Environmental Laws and Private Restrictions.
“Lease” means this Warehouse Lease Agreement, as the same may be amended or modified after the Effective Date in accordance with the terms of the Lease.
“Lease Year” shall have the meaning set forth in Section 2.1
“Liens” shall have the meaning set forth in Section 8.4.
“Mesa Equipment” shall mean the ASF Furnaces and any and all mezzanines located in the Premises.
“Migratory Release” shall have the meaning set forth in Section 5.3.
“Notices” means all notices, demands, requests or consents that may be or are required to be given, demanded or requested by either party to the other as provided in the Lease.
“Occupant” means any sublessee, licensee, concessionaire, franchisee or user of all or any portion of the Premises under a sublease, license, concession or franchise or similar agreement approved by Landlord in its sole discretion (unless otherwise permitted herein), whether with the Tenant or any other Person.
“OFAC” shall have the meaning set forth in Section 4.5.
“Permitted Use” means, collectively, the uses of the Premises that are permitted pursuant to Section 4.1.
“Person” means any individual, partnership, corporation, limited liability company, trust, unincorporated organization, governmental authority or any other form of entity.
“Premises” shall have the meaning set forth in Section 1.1.
“Private Restrictions” means all recorded covenants, conditions and restrictions (i) affecting the Land as of October 31, 2013, or (ii) that were put into effect after October 31, 2013 with Tenant’s consent, which consent shall not be unreasonably withheld, conditioned or delayed.
“Property Taxes” means any general real property tax, personal property tax, government property lease excise tax, improvement tax, assessment, special assessment, reassessment, in lieu tax, levy, charge, penalty or similar imposition imposed by any authority having the direct or indirect power to tax, including but not limited to: (a) any city, county, state or federal entity; (b) any school, agricultural, lighting, drainage or other improvement or special assessment district; (c) any governmental agency; or (d) any Person having the authority to assess the Premises under any of the Private Restrictions.
“Reduced Premises” shall have the meaning set forth in Section 1.1.

“Re-entry Costs” means all costs and expenses Landlord incurs re-entering or reletting all or any part of the Premises, including, without limitation, all costs and expenses Landlord incurs: (a) maintaining or preserving the Premises after an Event of Default; (b) recovering possession of the Premises, removing persons and property from the Premises and storing such property (including court costs and reasonable attorneys’ fees); (c) reletting, renovating or altering the Premises; and (d) real estate commissions, advertising expenses and similar expenses paid or payable in connection with reletting all or any part of the Premises.
“Remaining Property” shall have the meaning set forth in Section 17.1.
“Reminder Notice” means a written notice from meeting the requirements for notice set forth in this Lease and reminding a party of a specific consent, approval or other action to be taken by such party that was not provided, acted upon or taken by a specified date set forth in this Lease.
“Rent” means, collectively, Base Rent and Additional Rent.
“Rent Payment Address” means the Landlord Notice Address, or such other address designated by Landlord in writing.
“Rent Tax” means any tax or excise on rent or on other sums or charges required to be paid by Tenant under this Lease, and gross receipts tax, transaction privilege tax or other tax, however described, which is levied or assessed by the United States of America, the state in which the Building is located or any city, municipality or political subdivision thereof, against Landlord in respect to the Base Rent, Additional Rent or other charges payable under this Lease or as a result of Landlord’s receipt of such rents or other charges accruing under this Lease.
“Requesting Entity” shall have the meaning set forth in Section 16.1.
“State” means the State of Arizona.
“Structural Elements” shall have the meaning set forth in Section 7.1.
“Tenant” means the tenant identified in the Lease and such tenant’s permitted successors and assigns.
“Tenant Group” means, collectively, all of the following Persons: (a) Tenant; (b) each Occupant; (c) each affiliate of Tenant or any Occupant; and (d) any other Person claiming by, through or under Tenant or any Occupant.
“Tenant Notice Address” means GTAT Corporation, 243 Daniel Webster Highway, Merrimack, New Hampshire 03054.
“Tenant Party(ies)” means Tenant and its officers, directors, partners, shareholders, members employees.
“Tenant’s Agents” means Tenant’s agents, advisors, employees, partners, shareholders, directors, officers, members, members of the Tenant Group, invitees and independent contractors.
“Tenant’s Property” means the Mesa Equipment and Tenant’s equipment and other personal property reasonably required by Tenant in connection with the storing, selling, and shipping the Mesa Equipment.
“Term” shall have the meaning set forth in Section 1.7.
“Transfer” means to assign, delegate or otherwise transfer this Lease or any rights or obligations under this Lease, or to sublet the Premises or any part thereof, or permit the use of the Premises or any part thereof by any persons other than GTAT or its employees, agent and invitees, whether in conjunction with a change in ownership, merger, acquisition, the sale or transfer of all, or substantially all or any part of, GTAT’s business or assets, or otherwise, voluntarily, by operation of law, reverse triangular merger or otherwise.
“Updated Disclosure Certificate” shall have the meaning set forth in Section 5.1.
“Utilities” shall have the meaning set forth in Section 6.1.

EXHIBIT B
PLAN SHOWING DESCRIPTION OF INITIAL PREMISES, PARKING, EGRESS AND INGRESS

[Intentionally Omitted]

EXHIBIT C
LEGAL DESCRIPTION OF LAND

[Intentionally Omitted]

EXHIBIT C-1
SITE PLAN OF BUILDING AND LAND
[Intentionally Omitted]

EXHIBIT D
HAZARDOUS MATERIALS DISCLOSURE CERTIFICATE
Your cooperation in this matter is appreciated. Initially, the information provided by you in this Hazardous Materials Disclosure Certificate is necessary for Landlord to evaluate your proposed uses of the premises (the “Premises”) and to determine whether to enter into a lease agreement with you as tenant. If a lease agreement is signed by you and Landlord (the “Lease”), on an annual basis in accordance with the provisions of Section 5.1 of the Lease, you are to provide an update to the information initially provided by you in this certificate. Any questions regarding this certificate should be directed to, and when completed, the certificate should be delivered to:
Landlord:

________________________

________________________

________________________

Attention:_______________

Phone: (___) _______

Name of (Prospective) Tenant:
Mailing Address:

Contact Person, Title and Telephone Number(s):
Contact Person for Hazardous Waste Materials Management and Manifests and Telephone Number(s):

Address of (Prospective) Premises:
Length of (Prospective) initial Term:

1.	GENERAL INFORMATION:
Describe the proposed operations to take place in, on, or about the Premises, including, without limitation, principal products processed, manufactured or assembled, and services and activities to be provided or otherwise conducted. Existing tenants should describe any proposed changes to on-going operations.

2.	USE, STORAGE AND DISPOSAL OF HAZARDOUS MATERIALS

2.1	Will any Hazardous Materials (as hereinafter defined) be used, generated, treated, stored or disposed of in, on or about the Premises? Existing tenants should describe any Hazardous

Materials, which continue to be used, generated, treated, stored or disposed of in, on or about the Premises.

Wastes	Yes ☐	No ☐
Chemical Products	Yes ☐	No ☐
Other	Yes ☐	No ☐

If Yes is marked, please explain:

2.2
If Yes is marked in Section 2.1, attach a list of any Hazardous Materials to be used, generated, treated, stored or disposed of in, on or about the Premises, including the applicable hazard class and an estimate of the quantities of such Hazardous Materials to be present on or about the Premises at any given time; estimated annual throughput; the proposed location(s) and method of storage (excluding nominal amounts of ordinary household cleaners and janitorial supplies which are not regulated by any Environmental Laws, as hereinafter defined); and the proposed location(s) and method(s) of treatment or disposal for each Hazardous Material, including the estimated frequency, and the proposed contractors or subcontractors. Existing tenants should attach a list setting forth the information requested above and such list should include actual data from on-going operations and the identification of any variations in such information from the prior year’s certificate.

3.	STORAGE TANKS AND SUMPS

3.3
Is any above or below ground storage or treatment of gasoline, diesel, petroleum, or other Hazardous Materials in tanks or sumps proposed in, on or about the Premises? Existing tenants should describe any such actual or proposed activities.

Yes ☐	No ☐

If yes, please explain:

4.	WASTE MANAGEMENT

4.4	Has your company been issued an EPA Hazardous Waste Generator I.D. Number? Existing tenants should describe any additional identification numbers issued since the previous certificate.

Yes ☐	No ☐

4.5	Has your company filed a biennial or quarterly reports as a hazardous waste generator? Existing tenants should describe any new reports filed.

Yes ☐	No ☐

If yes, attach a copy of the most recent report filed.

5.	WASTEWATER TREATMENT AND DISCHARGE

5.6	Will your company discharge wastewater or other wastes to:

_____ storm drain?	_____ sewer?
_____ surface water?	_____ no wastewater or other wastes discharged.

Existing tenants should indicate any actual discharges. If so, describe the nature of any proposed or actual discharge(s).

5.7	Will any such wastewater or waste be treated before discharge?

Yes ☐	No ☐

If yes, describe the type of treatment proposed to be conducted. Existing tenants should describe the actual treatment conducted.

6.	AIR DISCHARGES

6.8
Do you plan for any air filtration systems or stacks to be used in your company’s operations in, on or about the Premises that will discharge into the air; and will such air emissions be monitored? Existing tenants should indicate whether or not there are any such air filtration systems or stacks in use in, on or about the Premises which discharge into the air and whether such air emissions are being monitored.

Yes ☐	No ☐

If yes, please describe:

6.9
Do you propose to operate any of the following types of equipment, or any other equipment requiring an air emissions permit? Existing tenants should specify any such equipment being operated in, on or about the Premises.

_____ Spray booth(s)	_____ Incinerator(s)
_____ Dip tank(s)	_____ Other (Please describe)
_____ Drying oven(s)	_____ No Equipment Requiring Air Permits

If yes, please describe:

6.10
Please describe (and submit copies of with this Hazardous Materials Disclosure Certificate) any reports you have filed in the past thirty-six months with any governmental or quasi-governmental agencies or authorities related to air discharges or clean air requirements and any such reports which have been issued during such period by any such agencies or authorities with respect to you or your business operations.

7.	HAZARDOUS MATERIALS DISCLOSURES

7.11
Has your company prepared or will it be required to prepare a Hazardous Materials management plan (“Management Plan”) or Hazardous Materials Business Plan and Inventory (“Business Plan”) pursuant to Fire Department or other governmental or regulatory agencies’ requirements? Existing tenants should indicate whether or not a Management Plan is required and has been prepared.

Yes ☐	No ☐

If yes, attach a copy of the Management Plan or Business Plan. Existing tenants should attach a copy of any required updates to the Management Plan or Business Plan.

8.	ENFORCEMENT ACTIONS AND COMPLAINTS

8.12
With respect to Hazardous Materials or Environmental Laws, has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees or has your company received requests for information, notice or demand letters, or any other inquiries regarding its operations? Existing tenants should indicate whether or not any such actions, orders or decrees have been, or are in the process of being, undertaken or if any such requests have been received.

Yes ☐	No ☐

If yes, describe the actions, orders or decrees and any continuing compliance obligations imposed as a result of these actions, orders or decrees and also describe any requests, notices or demands, and attach a copy of all such documents. Existing tenants should describe and attach a copy of any new actions, orders, decrees, requests, notices or demands not already delivered to Landlord pursuant to the provisions of Article 5 of the Lease.

8.13	Have there ever been, or are there now pending, any lawsuits against your company regarding any environmental or health and safety concerns?

Yes ☐	No ☐

If yes, describe any such lawsuits and attach copies of the complaint(s), cross-complaint(s), pleadings and other documents related thereto as requested by Landlord. Existing tenants should describe and attach a copy of any new complaint(s), cross-complaint(s), pleadings and other related documents not already delivered to Landlord pursuant to the provisions of Article 5 of the Lease.

8.14
Have there been any problems or complaints from adjacent tenants, owners or other neighbors at your company’s current facility with regard to environmental or health and safety concerns? Existing tenants should indicate whether or not there have been any such problems or complaints from adjacent tenants, owners or other neighbors at, about or near the Premises and the current status of any such problems or complaints.

Yes ☐	No ☐

If yes, please describe. Existing tenants should describe any such problems or complaints not already disclosed to Landlord under the provisions of the signed Lease Agreement and the current status of any such problems or complaints.

9.	PERMITS AND LICENSES

9.15
Attach copies of all permits and licenses issued to your company with respect to its proposed operations in, on or about the Premises, including, without limitation, any Hazardous Materials permits, wastewater discharge permits, air emissions permits, and use permits or approvals. Existing tenants should attach copies of any new permits and licenses as well as any renewals of permits or licenses previously issued.

As used herein, “Hazardous Materials” shall mean and include any substance that is or contains (a) any “hazardous substance” as now or hereafter defined in § 101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”) (42 U.S.C. § 9601 et seq.) or any regulations promulgated under CERCLA; (b) any “hazardous waste” as now or hereafter defined in the Resource Conservation and Recovery Act, as amended (“RCRA”) (42 U.S.C. § 6901 et seq.) or any regulations promulgated under RCRA; (c) any substance now or hereafter regulated by the Toxic Substances Control Act, as amended (“TSCA”) (15 U.S.C. § 2601 et seq.) or any regulations promulgated under TSCA; (d) petroleum, petroleum by-products, gasoline, diesel fuel, or other petroleum hydrocarbons; (e) asbestos and asbestos-containing material, in any form, whether friable or non-friable; (f) polychlorinated biphenyls; (g) lead and lead-containing materials; or (h) any additional substance, material or waste (i) the presence of which on or about the Premises (A) requires reporting, investigation or remediation under any Environmental Laws (as hereinafter defined), (B) causes or threatens to cause a nuisance on the Premises or any adjacent property or poses or threatens to pose a hazard to the health or safety of persons on the Premises or any adjacent property, or (C) which, if it emanated or migrated from the Premises, could constitute a trespass, or (ii) which is now or is hereafter classified or considered to be hazardous or toxic under any Environmental Laws; and “Environmental Laws” shall mean and include (a) CERCLA, RCRA and TSCA; and (b) any other federal, state or local laws, ordinances, statutes, codes, rules, regulations, orders or decrees now or hereinafter in effect relating to (i) pollution, (ii) the protection or regulation of human health, natural resources or the environment, (iii) the treatment, storage or disposal of Hazardous Materials, or (iv) the emission, discharge, release or threatened release of Hazardous Materials into the environment.

The undersigned hereby acknowledges and agrees that this Hazardous Materials Disclosure Certificate is being delivered to Landlord in connection with the evaluation of a Lease Agreement and, if such Lease Agreement is executed, will be attached thereto as an exhibit. The undersigned further acknowledges and agrees that if such Lease Agreement is executed, this Hazardous Materials Disclosure Certificate will be updated from time to time in accordance with Section 5.1 of the Lease. The undersigned further acknowledges and agrees that Landlord and its partners, lenders and representatives may, and will, rely upon the statements, representations, warranties, and certifications made herein and the truthfulness thereof in entering into the Lease Agreement and the continuance thereof throughout the term, and any renewals thereof, of the Lease Agreement. I [print name] _______________, acting with full authority to bind the (proposed) Tenant and on behalf of the (proposed) Tenant, certify, represent and warrant that the information contained in this certificate is true and correct.

(PROSPECTIVE) TENANT:
By:
Title:
Date:

Exhibit E

Not Used.

EXHIBIT F-1

Minimum Tenant Insurance Requirements

1.    Tenant shall obtain and maintain in full force and effect, at its own cost and expense, during the term of the Lease and after termination as may be specified below, the following minimum types and limits of insurance and any other insurance required by law, regulation or orders in the State. Such insurance shall be maintained with reputable and solvent insurance companies having, where available, an A.M. Best’s insurance rating of A-VII or better or a comparable financial rating from a reputable rating bureau, and lawfully authorized to do business in the State, and will comply with all those requirements as stated herein. In no way do these minimum insurance requirements limit the liability assumed elsewhere in this Lease, including but not limited to Tenant’s defense and indemnity obligations.
2.    Minimum Insurance Requirements.

(i)
Commercial General Liability insurance, including coverage for bodily injury, property damage, personal and advertising injury, products liability, completed operations liability, premises and operations liability (including explosion, collapse, and underground hazard) and contractual liability and including severability of interests provisions. Such insurance must have limits of not less than $1,000,000 per occurrence and $2,000,000 in the annual aggregate. Such insurance must include Landlord Parties as additional insureds for liabilities falling within Tenant’s indemnity obligations pursuant to the Lease.

(ii)
Workers’ Compensation insurance with statutory limits, as required by any state, territory, province or nation having jurisdiction over Tenant’s employees, and Employer’s Liability insurance with limits not less than $1,000,000.

(iii)
Automobile Liability insurance covering any owned, non-owned or hired vehicles used by Tenant in connection with the Premises, in compliance with all statutory requirements and with limits of not less than $1,000,000 for bodily injury and property damage.

(vi)
Umbrella/Excess Liability insurance, on a follow form basis, providing coverage excess of the Commercial General Liability, Employer’s Liability and Automobile Liability insurance, with limits of not less than $20,000,000 per occurrence and in the annual aggregate. Such insurance must include Landlord Parties as additional insureds for liabilities falling within Tenant’s indemnity obligations pursuant to the Lease.

(v)
Crime/Employee Dishonesty/Fidelity insurance covering the dishonest acts of Tenant’s employees and agents, acting alone or in collusion with others, and including third party coverage, with Landlord, its subsidiaries and affiliates included as a loss payees, with limits of not less than $1,000,000.

(vi)
Property Insurance providing coverage on a full replacement cost basis on all property owned by Tenant or for which Tenant is legally liable, or which is installed by or on behalf of Tenant, and which is located within the Premises, including, without limitation, fittings, installations, alterations, additions, partitions, fixtures, Mesa Equipment and anything in the nature of a leasehold improvement with respect to all risks of physical loss. Landlord, its subsidiaries and affiliates shall be included on such coverage as loss payees, as their interests may appear.

3.    All insurance to be provided by Tenant shall be designated as primary to and non-contributory with any and all insurance maintained by or otherwise afforded to Landlord Parties. Except to the extent prohibited by law, and except with respect to Tenant’s crime/employee dishonesty/fidelity and property insurance, Tenant shall require its insurers to waive all rights of recovery from or subrogation against Landlord Parties and their respective insurers, but only to the extent of liabilities falling within Tenant’s indemnity obligations pursuant to the terms of this Lease. Tenant, by endorsement or otherwise, shall ensure that its property insurance policy contains a waiver of subrogation against Landlord in accordance with the terms of Section 10.3 of this Lease.
4.    At the time this Lease is executed, or within a reasonable time thereafter, and within a reasonable time after coverage is renewed or replaced, Tenant will deliver to Landlord evidence that the foregoing coverages required from Tenant are in place, at the Landlord Notice Address.
Landlord’s receipt or acceptance of evidence of coverage that does not comply with these requirements, or Tenant’s failure to provide evidence of coverage, shall not constitute a waiver or modification of the insurance requirements as set forth herein. In the event of cancellation of coverage, Tenant shall promptly replace coverage so that no lapse in insurance occurs. All deductibles and self-insured retentions are to be paid by Tenant, except as otherwise specifically provided in this Lease.

F-2

WEIL:\95199184\2\15096.0129

EXHIBIT F-2

Landlord Insurance Requirements

1.    Landlord shall obtain and maintain in full force and effect, at its own cost and expense, during the term of the Lease, the following minimum types and limits of insurance and any other insurance required by law, regulation or orders in the State. Such insurance shall be maintained with reputable and solvent insurance companies having, where available, an A.M. Best’s insurance rating of A-VII or better or a comparable financial rating from a reputable rating bureau, and lawfully authorized to do business in the State, and will comply with all those requirements as stated herein; provided, however, that nothing contained herein shall prohibit Landlord from providing any or all of the insurance on a self-insured basis. In no way do these minimum insurance requirements limit the liability assumed elsewhere in this Lease, including but not limited to Landlord’s defense and indemnity obligations.
2.    Minimum Insurance Requirements.

(i)
Commercial General Liability insurance, including coverage for bodily injury, property damage, personal and advertising injury, and contractual liability and including severability of interests provisions. Such insurance must have limits of not less than $1,000,000 per occurrence and $2,000,000 in the annual aggregate.

(ii)
Workers’ Compensation insurance with statutory limits, as required by any state, territory, province or nation having jurisdiction over Landlord’s employees, and Employer’s Liability insurance with limits not less than $1,000,000.

(iii)
Automobile Liability insurance covering any owned, non-owned or hired vehicles used by Landlord in connection with the Premises, in compliance with all statutory requirements and with limits of not less than $1,000,000 for bodily injury and property damage.

(iv)
Property Insurance providing coverage on a full replacement cost basis on the Building and the machinery, boilers and equipment contained within the Building (but excluding the property that Tenant is required to insure pursuant to Exhibit F-1), on an extended perils basis, including fire, lighting, vandalism, and malicious mischief.

(v)	Such other insurance as Landlord deems reasonable and appropriate given the intended use of the Premises and its location.

Landlord, by endorsement or otherwise, shall ensure that its property insurance policy contains a waiver of subrogation against Tenant in accordance with the terms of Section 10.3 of this Lease.